UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A
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Exchange Act of 1934 (Amendment No. 1)
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United America Indemnity, Ltd.

(Name of Registrant as Specified in its Charter

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EXPLANATORY NOTE
These revised proxy soliciting materials are being filed to correct certain typographical errors in the Notice of Annual General Meeting of Shareholders, including with respect to the record date of the Annual General Meeting. These typographical errors do not appear in printed versions of the proxy soliciting materials.

UNITED AMERICA INDEMNITY, LTD.

Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
OCTOBER 27, 2009

TIME	9:00 a.m., local time, on Tuesday, October 27, 2009.

PLACE	Purvis House, Victoria Place, 29 Victoria Street, Hamilton, Bermuda

ITEMS OF BUSINESS	(1) To elect seven directors of United America Indemnity, Ltd. to hold office as specified in the Proxy Statement.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2009 and to authorize our Board of Directors acting through its Audit Committee to set the fees for PricewaterhouseCoopers LLP.

(3) To act on various matters concerning Wind River Reinsurance Company, Ltd.

(4) To approve the payment of an arrangement fee and a backstop fee, which we refer to collectively as the “Backstop Fees,” to Fox Paine & Company, LLC in connection with our recently successfully completed rights offering.

(5) To transact such other business as may properly be brought before the Annual General Meeting or any adjournment or postponement thereof.

RECORD DATE	Our Board of Directors has fixed the close of business on September 22, 2009 as the record date for the Annual General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual General Meeting or any adjournment or postponement thereof.

IMPORTANT	It is important that your shares be voted at the Annual General Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Annual General Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the Proxy Statement.

By Order of the Board of Directors

Larry A. Frakes
President and Chief Executive Officer

September 22, 2009

i

UNITED AMERICA INDEMNITY, LTD.

Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands
www.uai.ky

PROXY STATEMENT

September 22, 2009

The Annual General Meeting of Shareholders of United America Indemnity, Ltd. (“UAI” or the “Company”) will be held at the Purvis House, Victoria Place, 29 Victoria Street, Hamilton, Bermuda, at 9:00 a.m., local time, on October 27, 2009. We are mailing this Proxy Statement on or about September 25, 2009 to each holder of our issued and outstanding Class A common shares and Class B common shares entitled to vote at the Annual General Meeting in order to furnish information relating to the business to be transacted at the meeting. We have mailed our Annual Report to Shareholders for the fiscal year ended December 31, 2008 with this Proxy Statement. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.

Our Board of Directors has fixed the close of business on September 22, 2009 as the record date for the Annual General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual General Meeting and any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON OCTOBER 27, 2009:

This Proxy Statement and our 2008 Annual Report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=147715&p=proxy.

VOTING AND REVOCABILITY OF PROXIES

It is important that your shares be voted at the Annual General Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Annual General Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described below. The envelope is addressed to our transfer agent and requires no postage. If you receive more than one proxy card — because you have multiple accounts — you should sign and return all proxies received to be sure all of your shares are voted.

On the record date, 36,398,464 Class A common shares and 24,122,744 Class B common shares were issued and outstanding. On each matter voted on at the Annual General Meeting and any adjournment or postponement thereof, each record holder of Class A common shares will be entitled to one vote per share and each record holder of Class B common shares will be entitled to ten votes per share. The holders of Class A common shares and the holders of Class B common shares will vote together as a single class.

The required quorum for the Annual General Meeting consists of one or more shareholders present in person or by proxy and entitled to vote that hold in the aggregate at least a majority of the votes entitled to be cast at the Annual General Meeting. Our directors are elected by a plurality of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting and entitled to vote. Proposal Two, the ratification of the appointment of PricewaterhouseCoopers, LLP (“PwC”), our independent registered public accounting firm, requires the affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting and entitled to vote. Proposal Three, the approval of various matters concerning Wind River Reinsurance Company, Ltd., an indirect subsidiary of UAI (“Wind River”), which must be submitted for approval by our shareholders pursuant to our amended and restated memorandum and articles of association, requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote and present in person or by proxy at the Annual General Meeting. Our Board of Directors will cause our corporate representative or proxy to vote the shares of Wind River at the Wind River annual general meeting in the same proportion as the votes received at the Annual General Meeting from our shareholders on this proposal. Proposal Four regarding payment of an arrangement fee and a backstop fee, which we refer to collectively as the “Backstop Fees,” to Fox Paine & Company, LLC (“Fox Paine & Company”) in connection with our recent successfully completed rights offering requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote and present in person or by proxy at the Annual General Meeting. Fox Paine & Company and any of its affiliates will abstain on this proposal with respect to any Class A common shares or Class B common shares that were purchased pursuant to the Backstop Agreement discussed below in Proposal Four. The abstention by Fox Paine & Company and its affiliates with respect to shares purchased pursuant to the Backstop Agreement will not have the effect of a vote against Proposal Four with respect to these shares.

If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count in determining whether a quorum is present. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

You may vote your shares at the Annual General Meeting in person or by proxy. All valid proxies received before the Annual General Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your shares, your proxy will be voted as follows:

•	“FOR” the election of all nominees for director of UAI named herein.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2009 and the authorization of our Board of Directors acting through its Audit Committee to set the fees for PricewaterhouseCoopers LLP.

•	“FOR” each of the various matters concerning Wind River, including the election of all nominees for director and alternate director named herein.

•	“FOR” the approval of the payment of the Backstop Fees to Fox Paine & Company in connection with our recently successfully completed rights offering.

Except as discussed under “Proposal Three — Various Matters Concerning Wind River Reinsurance Company, Ltd.,” if any other business is brought before the Annual General Meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Annual General Meeting by (1) filing with our Chief Executive Officer an instrument revoking it or a duly executed proxy bearing a later date, or (2) by attending the Annual General Meeting and giving notice of revocation. Attendance at the Annual General Meeting, by itself, will not constitute revocation of a proxy.

We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board of Directors.

PROPOSAL ONE: ELECTION OF OUR DIRECTORS

Our amended and restated memorandum and articles of association provide that the size of our Board of Directors shall be determined from time to time by our Board of Directors, but unless such number is so fixed, our Board of Directors will consist of eleven directors. Our Board of Directors has fixed the size of our Board of Directors at seven directors effective following the Annual General Meeting and has nominated seven persons for election as directors whose terms will expire at the 2010 Annual General Meeting of Shareholders, or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve as a director prior to election at the Annual General Meeting, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the Board of Directors may nominate.

Upon the recommendation from our Nominating and Governance Committee our Board of Directors has nominated the seven individuals listed below.

Nominees for Director

Set forth below is biographical information concerning the persons nominated for election as directors of UAI:

Saul A. Fox, 56, has served as a director on our Board of Directors since August 2003, as our Chairman since September 2003, as our Chief Executive Officer from February 2007 to June 2007, and as Chief Executive of Fox Paine & Company, LLC a private equity firm, since he co-founded Fox Paine & Company in 1997. In addition to managing Fox Paine & Company, Mr. Fox led Fox Paine & Company’s acquisitions of our predecessor companies, United National and Penn America, as well as numerous other acquisitions in such areas as energy, independent power generation, medical devices, and geophysical software. Prior to founding Fox Paine & Company, Mr. Fox was a general partner of Kohlberg, Kravis & Roberts & Co. (“KKR”), a global alternative asset manager. During his thirteen years with KKR, Mr. Fox was instrumental in numerous acquisition and financing transactions as well as leading that firm’s investment efforts in insurance, reinsurance, energy, power, and lodging, including KKR’s highly successful acquisitions of American Reinsurance and Canadian General Insurance (KKR’s first acquisition outside of the United States), serving these companies as their Chairman of the Board of Directors or Chairman of the Board’s Executive Committee. Prior to joining KKR, Mr. Fox was an attorney at Latham & Watkins LLP, specializing in tax law, business law, and mergers and acquisitions. Mr. Fox received a B.S. in Communications from Temple University in 1975 (summa cum laude) and a J.D. from the University of Pennsylvania School of Law in 1978 (cum laude). Mr. Fox is currently Chairman of the Board of Directors of Paradigm B.V., L’Artisan Parfumeur, Erno Laszlo and Penhaligon’s, and a member of the Board of Overseers for the University of Pennsylvania Law School and the Hoover Institute. Mr. Fox was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Amended and Restated Shareholders Agreement dated as of December 15, 2003, as further amended by Amendment No. 1 to the Amended and Restated Shareholders Agreement dated as of April 10, 2006, among United National Group, Ltd. (now United America Indemnity, Ltd.), Fox Paine & Company and the Ball family trusts (the “Shareholders Agreement”).

Larry A. Frakes, 57, has served as a director on our Board of Directors since April 2007. Mr. Frakes served as President and Chief Executive Officer of Everest National Insurance Company, which specializes in primary program insurance opportunities written through underwriting managers and is a subsidiary of Everest Re Group, Ltd. (NYSE:RE), from June 2001 through January 2007 and as President from June 1997 through June 2001. From November 1996 through June 1997, Mr. Frakes served as an Executive Vice President of Everest National Insurance Company. During his tenure at Everest National Insurance Company, he also served as an officer and director of various affiliated companies. Prior to joining Everest National Insurance Company in 1996, Mr. Frakes served as Senior Vice President and Director of Empire Insurance Group from November 1991 through November 1996. From 1970 through 1991, Mr. Frakes held various positions with CIGNA. Mr. Frakes received a B.S. in Business Administration from Northern Kentucky University in 1976.

Stephen A. Cozen, 70, has served as a director on our Board of Directors since May 2004. Mr. Cozen is the founder and has been Chairman of Cozen O’Connor, a Philadelphia-based law firm specializing in insurance related and commercial litigation, since 1970. Mr. Cozen is a Fellow in the American College of Trial Lawyers and was formerly an officer and director of the Federation of Defense and Corporate Counsel. Mr. Cozen serves on numerous boards of educational and philanthropic organizations, including the Kimmel Center for Performing Arts in Philadelphia, the Federation of Jewish Agencies, the National Museum of American Jewish History, the University of Pennsylvania’s Institute for Law and Economics and its Law School’s Board of Overseers. In 2002, he was elected to the reconstituted Board of Directors for the Shoah Foundation and was awarded the Anti-Defamation League’s highest honor — the 25th Annual Americanism Award. Mr. Cozen is also a director of Assured Guaranty Ltd., a financial guarantee insurer headquartered in Bermuda. Mr. Cozen was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

James R. Kroner, 47, has served as a director on our Board of Directors since August 2007. Until December 2005 when he retired, Mr. Kroner was Chief Financial Officer and Chief Investment Officer of Endurance Specialty Holdings Ltd., a publicly traded insurance and reinsurance company, which he co-founded in 2001. Mr. Kroner served as a member of Endurance’s executive committee and on the company’s Board of Directors. Prior to his tenure at Endurance, Mr. Kroner was a Managing Director at Fox Paine & Company from 1999 to 2001. Previously, Mr. Kroner was with American Re Corporation, a reinsurance company, as Senior Vice President, Treasurer, and a member of the executive committee, where he headed American Re’s direct investment function and managed a portfolio of $110 million in private equity investments. In addition, Mr. Kroner was a senior insurance industry investment banker for a number of years. He served as a Managing Director and co-head of insurance industry investment banking in the Americas for JP Morgan & Co. and as a Managing Director focused on insurance industry mergers and acquisitions at Salomon Smith Barney. Mr. Kroner currently serves on the Board of Directors of Terra Industries Inc. Mr. Kroner was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

Michael J. Marchio, 62, has served as a director on our Board of Directors since November 2007. Mr. Marchio retired from full-time employment as Worldwide Director of Claims, Executive Vice President in 2006 after more than 35 years with Chubb & Son, a property and casualty insurance company. Mr. Marchio currently serves as a consultant to Chubb on a limited basis. From 1996 through 2006, Mr. Marchio served on the Crohn’s and Colitis Foundation Board of Trustees. From 2004 through 2006, Mr. Marchio was the Vice Chair of the American Insurance Association of Executive Claims Committee. From 1994 through 1999, Mr. Marchio was the Chair of the American Excess Claims Committee. Mr. Marchio was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

Seth J. Gersch, 62, has served as a director on our Board of Directors since February 2008. Mr. Gersch is currently the Chief Operating Officer of Fox Paine & Company, which he joined in 2007. Prior to joining Fox Paine & Company, Mr. Gersch was the Chief Operating Officer and a member of the Executive Committee of ThinkEquity Partners, LLC, an investment bank, from 2004 through 2007. From 2002 through 2004, Mr. Gersch was President and Chief Executive Officer of Presidio Capital Advisors, LLC, a financial advisory services firm. In addition, Mr. Gersch held several positions with Banc of America’s predecessor organization, Montgomery Securities, and founded the BrokerDealer Services Division of Banc of America Securities where he served as President and Chief Executive Officer. Mr. Gersch is a member of the Board of Directors of the San Francisco 49ers Foundation, the charitable arm of the San Francisco 49ers football organization. Mr. Gersch was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

Chad A. Leat, 53, has served as a director on our Board of Directors since February 2009. Mr. Leat is currently the Managing Director and Chairman of Citi’s Global Alternative Asset Group, which encompasses the Firm’s Financial Entrepreneur and Infrastructure Investment Banking businesses. Mr. Leat is also Vice Chairman of Capital Market Origination and sits on the firm’s Investment Banking Division’s Operating Committee. In 2006 and 2007, he served as Co-Head of Global Credit Markets for Citi Markets and Banking. From 1998 to 2005, he served as the Global Head of Loans and Leveraged Finance. Under the leadership of

Mr. Leat, Citigroup has become the leading bond and loan house in the world. Mr. Leat joined Salomon Brothers in 1997 after spending more than 12 years at Chase Manhattan, where he headed up their highly successful Syndications, Structured Sales and Loan Trading businesses. Mr. Leat is a graduate of the University of Kansas, where he received his Bachelors of Science. He is a member of the Economics Club of New York and a member of the Board of Directors of The Hampton Classic Horse Show and the Hetrick-Martin Institute.

Board and Board Committee Information

Meetings and Independence Requirements

Our Board of Directors held five meetings in 2008 and took actions by unanimous written consent, as needed. In 2008, all of members of the Board of Directors attended 75% or more of the total number of meetings of our Board of Directors and the total number of meetings held by committees on which they served which were held during the period for which they were directors.

The Annual General Meeting will be our sixth annual general meeting of shareholders. We do not have a policy about directors’ attendance at our annual meeting of shareholders. No director attended our 2008 Annual General Meeting.

UAI is a “controlled company” as defined in Rule 5615(c)(1) of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Fox Paine & Company. See “Additional Information — Principal Shareholders and Security Ownership of Management.” Therefore, we are exempt from certain requirements of Rule 5605 with respect to (1) having a majority of independent directors on our Board of Directors, (2) having the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors, and (3) having nominees for director selected or recommended for selection by either a majority of independent directors or a nominating committee composed solely of independent directors.

Audit Committee

The Audit Committee held four meetings in 2008 and took actions by unanimous written consent, as needed. The Audit Committee currently consists of Chad A. Leat, James R. Kroner and Michael J. Marchio, with the appointment of Mr. Leat effective February 9, 2009. Mr. Duszak served as a member of the Audit Committee and as Chair of the Audit Committee until his resignation from the Board of Directors, which was effective November 28, 2008. Robert S. Fleischer served as a member of the Audit Committee from February 9, 2009 until his resignation from the Board of Directors, which was effective June 8, 2009. Mr. Leat is currently the Chair of the Audit Committee.

Our Board of Directors has determined that Messrs. Leat, Kroner and Marchio each qualify as “independent directors” as that term is defined in the NASDAQ Marketplace Rules and the rules of the Securities and Exchange Commission. Our Board of Directors has also determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ Marketplace Rules and that Mr. Leat qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. Please see Mr. Leat’s biographical information under the heading “Nominees for Director” above for his relevant experience.

The principal duties of the Audit Committee are to oversee our accounting and financial reporting processes and the audit of our financial statements, to select and retain our independent auditor, to review with management and our independent auditor our annual financial statements and related footnotes, to review our internal audit activities, to review with our independent registered public accounting firm the planned scope and results of the annual audit and its reports and recommendations, and to review with the independent auditor matters relating to our system of internal controls.

A copy of our Audit Committee Charter is available on our website at www.uai.ky.

Compensation Committee

The Compensation Committee held four meetings in 2008 and took actions by unanimous written consent, as needed. The Compensation Committee currently consists of Stephen A. Cozen, Saul A. Fox, and Michael J. Marchio. Mr. Cozen is Chair of the Compensation Committee.

The primary duties of the Compensation Committee are to formulate, evaluate, and approve the compensation of our executive officers and to oversee all equity compensation programs. The Compensation Committee also reviews and approves any forms of employment contracts, severance arrangements, change in control provisions, and other compensatory arrangements with our executive officers.

The Compensation Committee meets several times each year in conjunction with regularly-scheduled Board meetings and as needed at other times. Its meetings are chaired by a member of the Compensation Committee. Management participates in meetings at the invitation of the Compensation Committee, providing financial data on which compensation decisions are based, publicly-available compensation data with respect to our competitors, and updates on legal developments affecting compensation. Management may also propose financial targets on which performance will be judged. Generally, at each meeting an executive session is held without members of management present. In the course of its activities, the Compensation Committee may appoint a subcommittee consisting of one or more of its members with respect to particular tasks. The members of the Compensation Committee also make recommendations to the Board of Directors regarding non-employee director compensation, albeit through their service as the members of our Nominating and Governance Committee.

With respect to performance-based compensation, our management proposes a budget for the upcoming year which is subject to Board of Directors review and approval. The Compensation Committee then establishes compensation opportunities (both on an annual and long-term basis) for our executive officers based on the Board-approved targets, subject to the subsequent approval of the Section 162(m) Committee, and evaluates and approves compensation on the basis of this achievement. Establishment of goals for a particular year and evaluation of achievement relative to the prior year generally take place in the first quarter of each calendar year.

The Compensation Committee periodically evaluates the competitiveness of our executive compensation programs, using information drawn from a variety of sources such as published survey data on similarly-sized companies within the industry in which we operate, information supplied by independent consultants and management, and its own experience in recruiting and retaining executives. The Compensation Committee has the authority to retain outside advisors and consultants in connection with its activities, and has the sole authority to approve any such advisors’ and consultants’ fees.

Further discussion regarding the Compensation Committee’s processes for setting executive compensation is set forth under “Additional Information — Compensation Discussion and Analysis — Our Compensation Philosophy.”

A copy of our Compensation Committee Charter is available on our website at www.uai.ky.

Section 162(m) Committee

The Section 162(m) Committee held one meeting in 2008 and took actions by unanimous written consent, as needed. The Section 162(m) Committee currently consists of two directors who are “non-employee directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” under Section 162(m) of the Internal Revenue Code — Messrs. Kroner, and Marchio. Mr. Duszak served as a member of the Section 162(m) Committee and as Chair of the Section 162(m) Committee until his resignation, which was effective November 28, 2008. Mr. Kroner is currently the Chair of the Section 162(m) Committee. Mr. Fleischer served as a member of the Section 162(m) Committee from February 10, 2009 until his resignation, which was effective June 8, 2009.

The primary purpose of the Section 162(m) Committee is to oversee our policies on structuring compensation programs for executive officers in order to preserve tax deductibility and, as and when required, to establish and certify the attainment of performance goals pursuant to Section 162(m) of the Internal Revenue Code. The Section 162(m) Committee may also approve grants of equity compensation to our executive officers.

The Section 162(m) Committee meets during the year to establish targets and to review and certify achievement with respect to previously-established targets and as needed at other times. Its meetings are chaired by a member of the Section 162(m) Committee and are occasionally held in executive session without members of management present. Management and members of the Compensation Committee may participate in Section 162(m) Committee meetings at the invitation of the Section 162(m) Committee, providing financial data on which compensation decisions are based, publicly available compensation data with respect to our competitors, and updates on legal developments affecting compensation. Management and members of the Compensation Committee may also propose financial targets on which performance will be judged.

A copy of our Section 162(m) Committee Charter is available on our website at www.uai.ky.

Nominating and Governance Committee

The Nominating and Governance Committee held five meetings in 2008 and took actions by unanimous written consent, as needed. The Nominating and Governance Committee currently consists of Saul A. Fox, Stephen A. Cozen and Seth J. Gersch. Mr. Fox is Chair of the Nominating and Governance Committee. The principal duties of the Nominating and Governance Committee are to recommend to the Board of Directors nominees for directors and directors for Board of Directors committee membership, to develop and recommend to the Board of Directors a set of corporate governance policies for UAI, to establish criteria for recommending new directors, and to identify, screen, and recruit new directors.

A copy of our Nominating and Governance Committee Charter is available on our website at www.uai.ky.

Additional Board Committees

Our Board of Directors has also established an Executive Committee and an Investment Committee.

Executive Committee

The Executive Committee currently consists of Saul A. Fox, Stephen A. Cozen, and Larry A. Frakes. Mr. Fox is Chair of the Executive Committee. The Executive Committee has the authority between meetings of the full Board of Directors to exercise the powers of the Board of Directors, other than those reserved for committees or the full Board of Directors.

A copy of our Executive Committee Charter is available on our website at www.uai.ky

Investment Committee

The Investment Committee currently consists of Saul A. Fox, Seth J. Gersch, James R. Kroner, and Chad A. Leat, with the appointment of Mr. Leat effective February 9, 2009. Until Mr. Kroner’s appointment to the Investment Committee, which was effective April 25, 2008, Mr. Frakes served as a member of the Investment Committee. The principal duties of the Investment Committee are to establish and review our investment guidelines and to review our investments to ensure compliance with our investment guidelines. Mr. Kroner is the Chair of the Investment Committee.

A copy of our Investment Committee Charter is available on our website at www.uai.ky

Shareholder Nominations to our Board of Directors and Other Shareholder Communications

The Board of Directors considers the recommendations of the Nominating and Governance Committee with respect to the nominations of directors, but otherwise retains authority over the identification of such nominees. The Nominating and Governance Committee does not solicit recommendations from shareholders regarding director nominee candidates, but will consider any such recommendation received in writing and accompanied by sufficient information to enable the Nominating and Governance Committee to assess a candidate’s qualifications, along with confirmation of a candidate’s consent to serve as a director if elected. Candidates for our Board of Directors are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. Recommendations for director nominees should be sent to the Nominating and Governance Committee c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or e-mailed to info@uai.ky. The written recommendation should be submitted in the time frame described under the caption “Shareholder Proposals” below.

Our Board of Directors also has implemented a process whereby shareholders may send communications directly to its attention. Any shareholders desiring to communicate with our Board of Directors, or one or more specific members of our Board of Directors, should communicate in writing addressed to the specified addressees c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or in an e-mail to info@uai.ky.

Director Compensation

From January 1, 2008 through July 21, 2008

The amount of the Annual Retainer Non-Employee Directors were eligible to receive was: (1) $50,000 for the Chairman; (2) $50,000 for all Non-Employee Directors; (3) an additional $30,000 for Non-Employee Directors who serve on the Audit Committee in a capacity other than Chairperson of such Committee; (4) an additional $30,000 for Non-Employee Directors who serve on the Investment Committee in a capacity other than Chairperson of such Committee; (5) an additional $40,000 for the Non-Employee Director who chairs the Compensation Committee; (6) an additional $60,000 for the Non-Employee Director who chairs the Audit Committee; and (7) an additional $40,000 for the Non-Employee Director who chairs the Investment Committee. All Non-Employee Directors receive (a) $5,000 for each Board of Directors meeting attended and each meeting of any committee of the Board of Directors attended in person; and $1,000 for each Board of Directors meeting attended and each meeting of any committee of the Board of Directors attended by telephonic means and (b) reimbursement for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

Shares paid to a Non-Employee Director were fully vested upon the applicable Payment Date, but may not be transferred, sold or otherwise disposed of earlier than the occurrence of (1) a change in control of UAI, (2) such Non-Employee Director’s death or (3) the one-year anniversary after a Director’s service on our Board of Directors ceases. These Shares are issued under our Share Incentive Plan.

From July 22, 2008 through December 31, 2008

The amount of the Annual Retainer Non-Employee Directors were eligible to receive was: (1) $75,000 for the Chairman; (2) $65,000 for all Non-Employee Directors; (3) an additional $30,000 for Non-Employee Directors who serve on the Audit Committee in a capacity other than Chairperson of such Committee; (4) an additional $30,000 for Non-Employee Directors who serve on the Investment Committee in a capacity other than Chairperson of such Committee; (5) an additional $30,000 for Non-Employee Directors who serve on the Nominating in Governance Committee; (6) an additional $50,000 for the Non-Employee Director who chairs the Compensation Committee; (7) an additional $65,000 for the Non-Employee Director who chairs the Audit Committee; and, (8) an additional $50,000 for the Non-Employee Director who chairs the Investment Committee. All Non-Employee Directors receive (a) $5,000 for each Board of Directors meeting attended and each meeting of any committee of the Board of Directors attended in person; and $1,000 for each Board of Directors meeting attended and each meeting of any committee of the Board of Directors attended by telephonic means (such monies and Annual Retainer, together with the monies and Annual Retainer paid from January through July 21, 2008 set forth above, “Fees”); and (b) reimbursement for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

Payment

All Fees were paid in either (1) cash, (2) a combination of cash and Class A common shares, or (3) 100% Class A common shares, at the option of the Non-Employee Director. The number of Class A common shares was determined by dividing the product of compensation to be issued by the closing market price of Class A common shares on the NASDAQ Global Select Market on the last business day of the preceding calendar quarter. The amount paid to a Non-Employee Director included an additional cash payment (a gross-up) for the payment of (1) the par value ($.0001) for each Class A common share awarded and (2) the percentage of all applicable federal and state withholdings that corresponds with the Non-Employee Director’s election to receive 100% of his compensation in Class A common shares.

Shares paid to a Non-Employee Director were fully vested upon the applicable Payment Date, but may not be transferred, sold or otherwise disposed of earlier than the occurrence of (1) a change in control of UAI, (2) such Non-Employee Director’s death or (3) the one-year anniversary after a Director’s service on our Board of Directors ceases. These Shares are issued under our Share Incentive Plan.

The following table provides compensation information for the one year period ended December 31, 2008 for each member of our Board of Directors.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash(1)	Awards(2)	Awards	Compensation	Earnings	Compensation(3)	Total

Saul A. Fox	$2	$264,165	—	—	—	$281,351	$545,518
Larry A. Frakes(4)	—	—	—	—	—	—	—
Stephen A. Cozen	27,001	147,362	—	—	—	121,361	295,724
Richard L. Duszak(5)	1	142,201	—	—	—	122,750	264,952
Seth J. Gersch(6)	1	162,460	—	—	—	173,228	335,689
James R. Kroner	36,754	146,686	—	—	—	101,809	285,249
Michael J. Marchio	1	151,644	—	—	—	130,627	282,272
Justin R. Reyna(7)	165	110	—	—	—	—	275

(1)	Includes the par value ($.0001) for each share awarded and cash component of director fees.

(2)	Represents share based compensation in accordance with SFAS 123R.

(3)	Includes tax-gross up.

(4)	Mr. Frakes does not earn fees for his service as a Director. Please see the Compensation Discussion and Analysis and the Summary Compensation Table for disclosure related to Mr. Frakes, who is also our President and Chief Executive Officer.

(5)	Mr. Duszak resigned from our Board of Directors effective November 28, 2008.

(6)	Mr. Gersch was appointed to our Board of Directors effective February 4, 2008.

(7)	Mr. Reyna resigned from our Board of Directors effective January 2, 2008.

Required Vote

The seven nominees receiving the highest number of votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be elected directors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The appointment of an independent registered public accounting firm is approved annually by the Audit Committee. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for 2009. As a matter of good corporate governance, the Audit Committee submits its selection of the independent registered public accounting firm to our shareholders for ratification at the Annual General Meeting. In addition, shareholders will be asked to authorize our Board of Directors acting through its Audit Committee to set the fees for PwC. If the shareholders do not ratify the appointment of PwC, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.

A representative of PwC is expected to be available telephonically to respond to appropriate questions from shareholders. The representative will also have the opportunity to make a statement if he or she desires.

Information Regarding Our Independent Registered Public Accounting Firm

The following table shows the fees that were billed to us by PwC for professional services rendered for the fiscal years ended December 31, 2008 and December 31, 2007.

Fee Category	2008	2007

Audit Fees	$1,046,270	$1,138,700
Audit-Related Fees	—	—
Tax Fees	251,827	270,577
All Other Fees	9,500	11,500

Total Fees	$1,307,597	$1,420,777

Audit Fees

This category includes fees for the audit of our annual financial statements and review of interim quarterly financial statements included on our quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.” This category would include fees for services performed in connection with audits of our 401(k) plans and review of our registration statements and prospectuses. For 2008 and 2007, no fees were paid to PwC for such services.

Tax Fees

This category includes fees for tax compliance, tax advice, and tax planning. The services provided included tax advice and assistance with tax compliance and reporting to federal, state and foreign taxing authorities.

All Other Fees

This category includes fees for products and services provided by PwC that are not included in the categories described above. For 2008 and 2007, the amount of “All Other Fees” consists of fees for on-line accounting research services and compensation surveys, as well as consulting work surrounding the amalgamation of our Bermuda and Barbados insurance entities.

Pre-Approval of Services

To ensure that our independent registered public accounting firm maintains the highest level of independence, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. The Audit Committee preapproved 100% of the fees for non-audit services performed by PwC during the year ended December 31, 2008. To assure that the provision of these services does not impair the independence of PwC, unless a type of service to be provided by PwC has been pre-approved in accordance with the Audit Committee Pre-Approval Policy, the Audit Committee’s separate pre-approval is required. Any proposed services exceeding the pre-approved cost levels set forth in the Audit Committee Pre-Approval Policy require the Audit Committee’s separate pre-approval. The Audit Committee Pre-Approval Policy only applies to services provided to us by our independent registered public accounting firm; it does not apply to similar services performed by persons other than our independent registered public accounting firm. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will at least annually, or more often as it deems necessary in its judgment, reassess and revise the Audit Committee Pre-Approval Policy. The Audit Committee most recently reassessed and approved its Audit Committee Pre-Approval Policy in October 2008.

Required Vote

The affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be required for the ratification of the appointment of PwC as our independent auditor for 2009 and the authorization of our Board of Directors acting through its Audit Committee to set fees for PwC.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT AUDITOR FOR 2009 AND THE AUTHORIZATION OF OUR BOARD OF DIRECTORS ACTING THROUGH ITS AUDIT COMMITTEE TO SET THE FEES FOR PWC.

PROPOSAL THREE: VARIOUS MATTERS CONCERNING
WIND RIVER REINSURANCE COMPANY, LTD.

General

Under our amended and restated memorandum and articles of association, if we are required or entitled to vote at a general meeting of certain of our non-U.S. subsidiaries, our Board of Directors must refer the matter to our shareholders and seek authority from our shareholders for our corporate representative or proxy to vote in favor of the resolutions proposed by these subsidiaries. We are submitting the matters described below concerning our subsidiary, Wind River to our shareholders for their approval at the Annual General Meeting. Our Board of Directors will cause our corporate representative or proxy to vote our shares in Wind River in the same proportion as the votes received at the Annual General Meeting from our shareholders on the matters proposed by this subsidiary, which require the affirmative vote of a majority of the votes cast by the shareholders entitled to vote and present in person or by proxy at the Annual General Meeting.

We are the sole shareholder of Wind River. It is proposed that we be authorized to vote in favor of the following matters at the annual general meeting of Wind River.

Proposal 3(A) — Election of Directors and Alternate Director

The board of directors of Wind River has nominated three persons for election as directors and one person for election as an alternate director whose terms will expire at the 2010 annual general meeting of shareholders of Wind River, or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve prior to the election at the annual general meeting of Wind River, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the board of directors of Wind River may nominate.

Set forth below is biographical information concerning the persons nominated for election as directors of Wind River

Alan Bossin, 58, has served on the board of directors of Wind River since October 2003 and as counsel at Appleby Hunter Bailhache, a Hamilton, Bermuda based law firm, since 1999. Prior to joining Appleby Hunter Bailhache, Mr. Bossin served as a lawyer at Blaney McMurty Stapells Friedman, a Toronto, Canada based law firm. From 1987 through 1998, Mr. Bossin was employed by the global insurance broker Johnson & Higgins Ltd (later Marsh & McLennan) as Canadian general counsel, and from 1983 through 1986, Mr. Bossin served as counsel at Insurance Bureau of Canada, the Toronto, Canada based national property and casualty insurance trade association. Mr. Bossin attended the University of Guelph and obtained an LL.B. from the University of Windsor in 1979. He is a member of both the Law Society of Upper Canada and the Bermuda Bar.

Larry A. Frakes.  Mr. Frakes has served on the board of directors of Wind River since April 2007. For additional information, see the biographical information for Mr. Frakes in Proposal One.

Troy W. Santora, 37, has served on the board of directors of Wind River since April 2009, as President of Wind River since August 2009 and was Wind River’s Senior Vice President from March 2009 through August 2009. From March 2005 through March 2009, Mr. Santora held positions of increasing responsibility with United America Insurance Group and most recently served as Vice President — Reinsurance & Risk Management. From July 2003 through March 2005, Mr. Santora was a Reinsurance Analyst with Reliance Insurance Company. From December 2002 through July 2003, Mr. Santora was Assistant Vice President of Garnet Captive Services, LLC. From July 2002 through December 2002, Mr. Santora was Co-Founder and Principal of Coastline Capital Solutions. From April 2000 through July 2002, Mr. Santora held various positions with Commonwealth Risk. From May 1996 through 2000, Mr. Santora held various positions with Reliance Insurance Company. He received his Bachelor of Business & Administration from Temple University’s Fox School of Business.

Set forth below is biographical information concerning the person nominated for election as alternate director of Wind River Insurance Company, Ltd.

Janita Burke, 34, has served as an alternate director to Alan Bossin to the board of directors of Wind River since October 2003 and as a partner at the law firm of Appleby Hunter Bailhache where she has been employed since 1999. Prior to joining Appleby Hunter Bailhache, Ms. Burke was a pupil from 1998 through

1999 at Bermuda Government — Attorney General’s Chambers in Hamilton, Bermuda. Ms. Burke received a LLB (Honors) Degree from the University of Warwick.

Proposal 3(B) — Appointment of Independent Auditor

The board of directors of Wind River has appointed PricewaterhouseCoopers, Hamilton, Bermuda, as the independent auditor of Wind River for the fiscal year ending December 31, 2009. At the Annual General Meeting, shareholders will be asked to ratify this appointment. Representatives of the firm are not expected to be present at the meeting.

Other Matters

In addition to the matters set forth above for which we are soliciting your proxy, we expect that the financial statements of Wind River for the year ended December 31, 2008, together with the report of the independent auditors in respect of these financial statements, will be presented for approval at the annual general meeting of Wind River in accordance with Bermuda law. We will refer this matter to our shareholders present in person and entitled to vote at the Annual General Meeting. We are not asking you for a proxy with respect to this matter and you are requested not to send us a proxy with respect to this matter.

We know of no other specific matter to be brought before the annual general meeting of Wind River that is not referred to in this Proxy Statement. If any other matter properly comes before the annual general meeting of Wind River, our corporate representative or proxy will vote in accordance with his or her judgment on such matter.

Required Vote

Our Board of Directors will cause our corporate representative or proxy to vote the shares in Wind River in the same proportion as the votes received at the Annual General Meeting from our shareholders on the above proposals.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND ALTERNATE DIRECTOR OF WIND RIVER, AND THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT AUDITOR OF WIND RIVER FOR 2009.

PROPOSAL FOUR: APPROVAL OF THE PAYMENT OF FEES TO FOX PAINE & COMPANY, LLC IN CONNECTION WITH OUR RIGHTS OFFERING

General

Earlier this year, we conducted a rights offering, which we refer to as the “Rights Offering,” to raise approximately $100 million of capital. In connection with the Rights Offering, we entered into an agreement, which we refer to as the “Backstop Agreement,” with Fox Paine & Company and an investment entity controlled by Fox Paine & Company, which we refer to as the “Backstop Purchaser,” pursuant to which the Backstop Purchaser agreed, subject to certain conditions, to purchase all of the Class A common shares and Class B common shares offered in the Rights Offering and not subscribed for pursuant to the Rights Offering. A copy of the Backstop Agreement has been filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2009.

We entered into the Backstop Agreement to ensure that, subject to the conditions of the Backstop Agreement, all Class A common shares and Class B common shares offered in the Rights Offering were either distributed in the Rights Offering or purchased subsequent to the Rights Offering at the same purchase price at which the rights were exercisable. This arrangement gave us a high degree of certainty that we would raise gross proceeds of $100 million through the Rights Offering.

In the Backstop Agreement and subject to the successful completion of the Rights Offering, we agreed to pay Fox Paine & Company an arrangement fee of $2,000,000 and a backstop fee equal to 5% of (i) the aggregate number of shares issuable upon the exercise of the rights distributed to our shareholders multiplied by (ii) the subscription price per share, or $5,007,391, for total payments of $7,007,391. We refer to the arrangement fee and the backstop fee collectively as the “Backstop Fees.”

Because Fox Paine & Company is a related party and all other shareholders were not offered the Backstop Fees in the public Rights Offering, the payment of the Backstop Fees is subject to the prior approval of our shareholders pursuant to the NASDAQ Stock Market rules and you are being asked to approve the payment of the Backstop Fees. In the Backstop Agreement, we agreed that we would at our next general meeting after the Rights Offering submit for shareholder approval the payment of the Backstop Fees and use our reasonable efforts to solicit proxies from our shareholders to vote in favor of payment of the Backstop Fees. Fox Paine & Company and its affiliates will abstain with respect to any of the Class A common shares or Class B common shares that they purchased pursuant to the Backstop Agreement for purposes of this proposal.

Our Audit Committee, which is composed solely of independent directors within the meaning of Rule 5602(a)(2) of the rules of The NASDAQ Stock Market, determined that the Backstop Fees were consistent with similar fees paid in connection with similar financing transactions and were fair and in our best interests and those of our shareholders and recommended that our Board of Directors approve the Backstop Fees. All of our directors, other than Messrs. Fox and Gersch who did not vote on the matter, approved the Backstop Agreement and the payment of the Backstop Fees and voted to recommend approval of the Backstop Fees to our shareholders. In reaching this conclusion, our Audit Committee considered and discussed among itself and with its financial advisors various factors, including market precedents, alternative transaction structures, the terms of the Backstop Agreement and the benefits of a backstopped transaction over a less certain “best efforts” undertaking from an underwriter, along with UAI’s interest in moving ahead with speed and certainty in raising capital. Taking those factors into account, the Audit Committee determined that entering into the Backstop Agreement was in the best interests of us and our shareholders.

Required Vote

Approval of the payment of the Backstop Fees requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote and present in person or by proxy at the Annual General Meeting. Fox Paine & Company and its affiliates will not vote any of the Class A common shares or Class B common shares that they purchased pursuant to the Backstop Agreement for purposes of this proposal. The abstention by Fox Paine & Company and its affiliates with respect to shares purchased pursuant to the Backstop Agreement will not have the effect of a vote against Proposal Four with respect to these shares.

OUR BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” APPROVAL OF THE PAYMENT OF THE BACKSTOP FEES.

ADDITIONAL INFORMATION

Executive Officers

Set forth below is certain biographical information with respect to the executive officers of UAI who do not also serve on our Board of Directors. In this Proxy Statement, the term “United National Insurance Companies” includes the insurance and related operations conducted by United National Insurance Company, an indirect wholly-owned subsidiary of UAI (“UNIC”) and its subsidiaries, including American Insurance Adjustment Agency, Inc., Diamond State Insurance Company, J.H. Ferguson and Associates, LLC, International Underwriters, LLC, United National Casualty Insurance Company, and United National Specialty Insurance Company. The term “Penn-America Group” includes the insurance and related operations conducted by Penn-America Insurance Company, Penn-Star Insurance Company and Penn-Patriot Insurance Company. The term “United America Insurance Group” refers to the insurance and related operations conducted by the United National Insurance Companies and Penn-America Group.

The biography for Mr. Frakes, our President and Chief Executive Officer, is set forth above under the caption “Nominees for Director” in Proposal One. The biography for Mr. Santora, President of Wind River Reinsurance Company, Ltd., is set forth above under the caption “Proposal 3(A)-Election of Directors and Alternate Director” in Proposal Three.

Thomas M. McGeehan, 52, has served as our Interim Chief Financial Officer since May 2008, and was previously our Vice President and Corporate Controller. From 1985 through 2001, Mr. McGeehan held various positions with Colonial Penn Insurance Company and ultimately served as Assistant Vice President Finance/Marketing & Accounting. Mr. McGeehan received a Bachelor’s of Business Administration from Temple University in 1981, a Masters in Business Administration from LaSalle University in 1988 and a Masters in Taxation from Villanova University in 1995.

David Myers, 59, has served as President of Diamond State Group since November 2007. From January 2001 until December 2006, Mr. Myers served as Senior Vice President of Everest National Insurance Company. Prior thereto, Mr. Myers was employed with CIGNA, a property and casualty insurance company, for 27 years in positions of increasing responsibility and most recently Vice President — Custom Accounts, Commercial Insurance Services. Mr. Myers received his Bachelor of Science in Business Administration from Alfred University in 1972.

J. Scott Reynolds, 45, has served as UNIC’s President since July 2008. From 2006 through July 2008, Mr. Reynolds served as President of the Specialty Underwriting Division of AmWINS Group, Inc. From 2002 through 2006, Mr. Reynolds served as Chief Actuary for AmWINs. Prior to his time at AmWINS, Mr. Reynolds was a Manager at Royal & Sun Alliance responsible for all commercial lines pricing, filings and statistical reporting. Mr. Reynolds began his career in 1987 at Royal & Sun Alliance within its actuarial department and later served as Division Actuary of Liberty Mutual’s Business Markets Division. Mr. Reynolds received his Bachelor’s of Science in Statistics from Appalachian State University in 1987 and is an Associate of the Casualty Actuarial Society.

Matthew Scott, 49, has served as President of Penn-America Group since June 2009. From April 2008 through June 2009, Mr. Scott was the Senior Vice President of Casualty Brokerage of Diamond State Group. From October 2007 through April 2008, Mr. Scott was Vice President of Business Development of Diamond State Group. Previously, Mr. Scott served as an executive in the Strategic Markets Unit of White Mountains’ subsidiary, OneBeacon Insurance Company. Mr. Scott began his career in 1986 at Sigel Insurance Group, where he was ultimately appointed Vice President, Sales. In 1998, Mr. Scott joined CGU Insurance Company as Vice President, Specialty Business Development. CGU Insurance Company was acquired by White Mountains Insurance Group in 2001. Mr. Scott previously served on the Board of American Centennial Insurance Company, a White Mountains company. He received his Bachelor of Arts from Franklin & Marshall College and his Master of Science in Insurance Management from Boston University.

Compensation Committee Report

The Compensation Committee has reviewed the following Compensation Discussion and Analysis with our management, and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee — Fiscal Year 2008

Stephen A. Cozen, Chairperson
Saul A. Fox
Michael J. Marchio

Compensation Discussion and Analysis

Introduction

The Compensation Discussion and Analysis focuses on the compensation of the executive officers listed in the Summary Compensation Table that follows (the “named officers”). The named officers for 2008 were Larry A. Frakes, President and Chief Executive Officer, United America Indemnity, Ltd.; Thomas M. McGeehan, Interim Chief Financial Officer, United America Indemnity, Ltd.; Kevin L. Tate, former Chief Financial Officer, United America Indemnity, Ltd.; Raymond H. (Scott) McDowell, former President, Penn-America Group; J. Scott Reynolds, President, United National Group; David R. Whiting, former President and Chief Executive Officer of Wind River; and, Richard S. March, former Senior Vice President and General Counsel, United America Insurance Group.

The following is a discussion of our objectives and philosophies regarding executive officer and director compensation, as well as the actions taken in 2008 and the compensation paid to executive officers and directors with respect to 2008.

Our Compensation Philosophy

Our primary goals in structuring compensation opportunities for our executive officers and directors are: (i) fostering achievement of corporate performance objectives; (ii) recognizing participants’ contributions to corporate success; and (iii) attracting and retaining quality professionals. We apply a consistent compensation philosophy for all executive officers and directors. This philosophy is based on the premise that our achievements result from the coordinated efforts of all employees, including our executive officers and our directors, working toward our business objectives. The Compensation Committee designed and refines the executive compensation program to support the overall objective of maximizing long-term shareholder value by aligning the interests of executives with the interests of shareholders and by rewarding executives for achieving corporate and individual objectives.

Generally, we structure our executives’ total compensation packages to be within the range of compensation paid by peer companies to their executives. We consider our peer companies to be those who are similarly-sized, operating in the insurance industry and emphasizing long-term incentive compensation in structuring their own executives’ compensation packages. We believe that such competitor comparison provides a suitable balance between the competitive nature of our business, the attendant need to recruit and retain talented executives, and the Compensation Committee’s strong desire to ensure our executives do not receive compensation in excess of their peers or their contribution to our long-term success and shareholder value. We believe, however, that our emphasis on performance and shareholder return with a long-term perspective may result in compensation opportunities which differentiate our practices from those of our peers. In short, our executives will be well compensated if, and only if, they create value for our shareholders over a period of several years.

We use three primary components of executive compensation to satisfy our compensation objectives: base salary, performance-based annual cash bonus incentives through our Amended and Restated Annual Incentive

Awards Program, and long-term incentive opportunities through options and awards of restricted shares pursuant to our Share Incentive Plan. Our policies with respect to these components are discussed below.

Base Salary

The Compensation Committee uses base salary to compensate executives at salary levels comparable to the levels used by other companies within our peer group. Individual salaries set within a competitive range are also based upon an evaluation of other factors such as individual past performance, potential with us, level and scope of responsibility, and internal equity. Base salaries are reviewed annually by the Compensation Committee to determine if such salaries continue to fall within a competitive range relative to our peer group. Base salaries for each of the executive officers named in the Summary Compensation Table were set initially in the officers’ employment agreements with us and have been increased in subsequent years in connection with merit increases, which relate to individual past performance and enhanced professional responsibilities.

Annual Cash Bonus Incentives

Our annual cash bonus opportunities are generally designed to motivate executives to focus on the performance of the division, subsidiary, or unit for which they have primary responsibility. Annual cash bonuses are paid through our Amended and Restated Annual Incentive Awards Program, pursuant to which the Compensation Committee and the Section 162(m) Committee establish the criteria and objectives that must be met during the applicable performance period in order to earn an annual bonus. The criteria relate to certain objective performance goals, such as net income, operating income and underwriting income as well as individual performance expectations. Operating income is a non-GAAP financial measure used by management as a measure of performance. It is calculated as net income less after-tax net realized investment gains (losses), less after-tax gain and one-time charges from discontinued operations, less any after-tax extraordinary gains or losses. Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure. Underwriting income is a non-GAAP financial measure used by management as a measure of profitability. It is calculated as net premiums earned less net losses and loss adjustment expenses, less acquisition costs and other underwriting expenses. The amount of the annual bonuses payable to our Chief Executive Officer, Chief Financial Officer and the three most highly compensated officers (other than the CEO) (collectively, the “named executive officers”) are dependent, in large measure, on our performance with respect to performance targets, and the extent to which actual performance exceeds or falls short of target performance directly results in a corresponding increase or decrease in the bonus payable.

With respect to 2008, the annual cash bonus opportunities related to our net income targets with respect to Larry A. Frakes, our President and Chief Executive Officer, accident year targets and/or other target performance measures with respect to Raymond H. McDowell and J. Scott Reynolds, underwriting income with respect to Thomas M. McGeehan, our Interim Chief Financial Officer, and David R. Whiting, the former President and Chief Executive Officer of Wind River Mr. Whiting was also eligible for a cash bonus on the basis of individual achievement of certain qualitative goals. Messrs. Tate and March were not eligible for bonuses for 2008 performance due to their departures from the Company. These targets reflect each executive’s responsibilities and a day-to-day emphasis on generating profits.

The Compensation Committee believes that the targets which are set each year are challenging, but within reach of a talented executive team. The Compensation Committee is also empowered to exercise negative discretion and reduce the bonuses otherwise payable to any of our employees in the event that the Compensation Committee determines that particular corporate results were achieved without significant personal contributions by the particular employee. We may also clawback bonuses in accordance with the Sarbanes-Oxley Act of 2002 in the event that our financials are restated.

Long-term Incentives

Because short-term results do not, by themselves, accurately reflect the performance of a company in our industry or the return realized by our shareholders, our executive officers are also eligible to receive equity awards under the terms of our Share Incentive Plan. Grants under the Share Incentive Plan are an important component of our compensation policies and are designed to motivate recipients to act from the perspective of a long-term owner. We also believe that providing executive officers with equity ownership: (i) serves to align the interests of executive officers with shareholders by creating a direct link between compensation and shareholder return; (ii) creates a significant, long-term interest in our success; and (iii) aids in the retention of key executive officers in a competitive market for executive talent.

The Compensation Committee approves all grants of equity compensation to our executive officers and employees as it deems appropriate to achieve the goals set forth above and establishes the time or times at which grants of restricted shares will be awarded under our Share Incentive Plan. To promote our goals of attracting and retaining talented executives, equity grants usually vest over certain periods of time subject to continued employment in good standing (or are subject to transferability restrictions), which vesting is contingent in certain instances on attainment of performance goals. Grants that are made upon an executive’s commencement of employment are also often contingent on the executive’s purchase of restricted shares so that, from day one, the executive is a shareholder with a significant personal stake in UAI

With respect to stock options, the Compensation Committee sets the exercise price of an aggregate grant of options at the closing price of our shares on the date of grant. In accordance with an amendment to our Share Incentive Plan, which was approved by shareholders at an Extraordinary General Meeting held on January 28, 2008, stock options may be repriced without shareholder approval. Neither material nonpublic information nor the pending release of such information is generally considered when selecting grant dates or when convening a meeting of the Compensation Committee.

Equity Ownership Generally

We have adopted certain policies with respect to equity compensation, all of which apply to our executive officers and directors, such as policies regarding insider trading which prohibit trading during periods immediately preceding the release of material non-public information. We also permit officers to establish so-called Rule 10b5-1 trading plans, subject to the prior approval of our in-house Legal Department.

We expect our executive officers to maintain a significant personal stake in our company. While we have not established stock ownership guidelines that are applicable to every executive, we may consider adopting such guidelines in 2009. Individual guidelines were established in connection with the employment agreements for Messrs. Frakes and Reynolds.

Other Benefits

Our executive officers are entitled to participate in the various benefits made available to our employees generally, including retirement plans, group health plans, paid vacation and sick leave, basic life insurance and short-term and long-term disability benefits. Furthermore, all of our directors and officers and the directors and officers of our subsidiaries are covered by our directors and officers liability insurance.

Directors’ Compensation

The form and amount of director compensation is determined by the Board of Directors based on recommendations by our Nominating and Governance committee. We believe that director compensation should not only be competitive, but also fair and reasonable in light of our directors’ background and experiences, as well as the overall time, effort, and complexity involved in carrying out their responsibilities as directors. In determining the form and amount of consideration to be paid to our non-employee directors, we strive to ensure that director compensation does not exceed customary levels by critically evaluating the amount and form of consideration that we directly or indirectly pay to each director and to organizations with which a director is affiliated, so as not to jeopardize any director’s independence. In order to align the objectives of our directors and our shareholders, as well as to retain directors for an extended period, our directors receive annual retainers and meeting fees entirely in cash, in a combination of cash and restricted shares, or entirely in restricted shares at the election of the director. In addition, the director receives a cash payment (a gross-up) for the payment of the percentage of all applicable federal and state withholdings that corresponds with his election to receive 100% of his compensation in restricted shares. None of our directors has elected to receive payment entirely in the form of cash. The shares are not transferable unless and until (1) a change in control of UAI, (2) a director passes away, or (3) the one-year anniversary after a director’s service on our Board of Directors ceases, so as to ensure that our directors maintain a long-term perspective when overseeing our operations. Amounts earned by our directors are set forth in Proposal One.

Employment Agreements

We have entered into employment agreements with most of our executive officers, as described in more detail below following the Summary Compensation Table. These agreements are important to the future of our business because our success depends, in part, upon the individual employees who represent us in dealings with our producers and the investment community, execute our business strategy, and identify and pursue strategic opportunities and initiatives. We believe that such agreements are helpful in providing our executives with some comfort regarding their duties and compensation in exchange for necessary restrictive covenants with respect to competitive activity, non-solicitation, and confidentiality during and following the officers’ employment with us. These covenants are particularly important in protecting our interests in what is an intensely competitive industry and in which leveraging the personal relationships of our executives is critical to our success. The employment agreements also dictate the level and extent to which the officers receive post-termination compensation.

Severance and Change in Control Policy

We have established severance consistent with the market practices of our peer companies. The Compensation Committee and the Board of Directors approve appropriate severance policies for each executive officer designed to (i) compensate an executive who is involuntarily separated from us for reasons other than for “cause” and (ii) compensate the executive to the extent the executive is subject to a post-termination non-compete agreement.

With respect to change in control policies, we have adopted a limited change in control policy designed to incentivize our executive officers to pursue transactions which benefit our shareholders. Specifically, Messrs. Frakes, McGeehan and Reynolds are entitled to accelerated vesting of their options in the event that we undergo a change in control while they are employed.

Committee Activities and Compensation Paid to Named Officers and Directors with respect to 2008

The Compensation Committee and the Section 162(m) Committee met several times in 2008 and took a variety of actions relating to the hiring, retention, 2008 compensation and separation of our executives. Actions of the Compensation Committee and the Section 162(m) Committee included: approving an amended and restated employment agreement with our Chief Executive Officer; approving increases in the base salaries of certain named officers; setting targets and thereafter reviewing and approving incentive compensation with respect to 2008; approving equity incentive plans for our named officers; approving employment agreements and compensation packages for new named officers; approving the form of employment and restrictive covenant agreements to be used for named officers and other officers throughout the organization; approving the delegation of specified authorities to out Chief Executive Officer within narrowly defined parameters; and, approving separation agreements and consulting agreements in connection with the departure of certain named officers. More detail on these activities is set forth below.

Increases in Base Salary for Certain Named Executive Officers

At the beginning of 2008 the Compensation Committee approved increases in base salary for Messrs. March, McGeehan and Tate based on an increase in the cost of living. The Compensation Committee also felt that the previous performance and hard work of these officers merited the increase in base salaries.

Equity Compensation Opportunities

In 2006, we took significant steps towards moving to a system of smaller but more frequent awards of equity compensation under our Share Incentive Plan to our executive officers. We continued with this approach in 2008. Many of our senior executives, including Messrs. March and Tate, had last received significant equity grants in connection with the acquisition of our predecessor (and the executives’ simultaneous purchase of significant amounts of restricted shares), and vesting in the remaining portion of these grants is tied to continued employment.

Our senior executives were given the opportunity to participate in two equity compensation plans with respect to 2008 performance. First, Messrs. March, McGeehan and Tate are, while employed and in good standing, eligible for an equity award based upon the achievement of targets with respect to underwriting income of our U.S. operations. Because we derive the majority of our income from our U.S. operations, we felt it was appropriate to tie these awards to achievement of what we felt were challenging income targets. Additionally, this award would not be made until after the 2011 accident year. We feel that giving time for 2008 accident year results to develop best reflects the nature by which we realize profits and losses and provides a powerful retention incentive for our senior executives. See Note 14 of the notes to the consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2008 for additional details. Based on our 2008 performance, Messrs. March, McGeehan and Tate did not receive awards of restricted shares relative to this equity compensation opportunity.

The second opportunity was made available to Messrs. March, McGeehan and Tate. It is dependent on achievement of certain targets relative to our return on equity. We feel that this target measures the efficiency and extent to which we employ our assets in a manner that produces sustainable long-term growth. The three-year vesting period associated with awards of restricted shares pursuant to this opportunity provides an incentive to recipients to remain with us following an award grant. Based on our 2008 return on equity program and our 2008 performance, Messrs. March, McGeehan and Tate did not receive awards of restricted shares.

Mr. McDowell was also given the opportunity to obtain an equity award with respect to 2008 performance. While Mr. McDowell was employed and in good standing, he was eligible to receive a bonus of a targeted amount of which the first one-third was payable in restricted shares that would vest over a four-year period. Targets were set for Mr. McDowell that were tied to specified targets for Penn-America and included gross written premium, combined ratio and underwriting income. In addition, Mr. McDowell also had strategic targets established for Penn-America. Based on 2008 performance, Mr. McDowell did not receive an award of restricted shares.

Appointment of Thomas M. McGeehan as Interim Chief Financial Officer

In May 2008, Mr. McGeehan was appointed as Interim Chief Financial Officer following the resignation of Mr. Tate.

Richard S. March Employment Termination

The employment of Richard S. March, the former Senior Vice President and General Counsel of United America Insurance Group, ended effective December 31, 2008.

Perquisites

The material perquisites provided to our executives are relatively limited.

As shown below in the Summary Compensation Table, Mr. Whiting received housing and transportation allowances. Such allowances are customary in Bermuda as methods of recruiting executives due to the scarcity of local talent. The Compensation Committee considered the cost of such allowances when reviewing and approving both Mr. Whiting’s base salary and his overall compensation package.

Review of Equity Granting Policies

Our Audit Committee has conducted a review of our equity compensation policies and practices and reported the results of its review to our Board of Directors. We have since concluded that there were no outstanding issues relating to any option “backdating” and that past practices with respect to option grants were appropriate.

Recent Activities

On August 14, 2009, we and Larry Frakes entered into an amendment to his Amended and Restated Employment Agreement. The amendment modified the exercise price and vesting schedules of his 498,838 options to acquire Class A common shares. The purpose of the amendment was to continue to incentivize Mr. Frakes. In exchange for modifying the strike price of his options, the vesting period was extended.

Other Material Considerations

Post-Employment Benefits

The post-employment benefits available to our executive officers are subject to the terms of the officers’ employment agreement. These benefits are meant to provide the officers with protection in the event that they are forced to seek other employment by virtue of a “without cause” or “good reason” termination, and provide consideration for their restrictive covenants. Our executive officers are not provided with a supplemental retirement benefit plan or other pension beyond that of our normal 401(k) plan and the matching contributions therein.

Our non-employee directors are not provided with any post-service benefits. The only material effect of a change in control of UAI on our non-employee directors’ compensation would be a lifting of the transferability restrictions on their restricted shares if they do not remain directors.

Impact of Accounting, Tax and Legal Considerations

With respect to taxes, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deduction that we may claim in any tax year with respect to compensation paid to the Chief Executive Officer, Chief Financial Officer and certain other named executive officers. Accordingly, the Compensation Committee and the Section 162(m) Committee monitor which executive officers qualify as the so-called “named executive officers” so that steps may be taken to ensure that compensation paid to these officers is deductible under Section 162(m).

Certain types of performance-based compensation are exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock, and certain formula driven compensation that meets the requirements of Section 162(m). The Compensation Committee and the Section 162(m) Committee seek to structure performance-based and equity compensation for our named executive officers in a manner that complies with Section 162(m) in order to provide for the deductibility of such compensation. All compensation paid to our executive officers with respect to 2008 was deductible for purposes of Section 162(m).

Compensation is also affected by Section 409A of the Internal Revenue Code. Section 409A dictates the manner by which deferred compensation opportunities are offered to our employees and requires, among other things, that “nonqualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We operate our existing deferred compensation arrangements in accordance with Section 409A.

We also take into account Sections 280G and 4999 of the Internal Revenue Code when structuring compensation. These two sections relate to the imposition of excise taxes on executives who receive, and the loss of deductibility for employers who pay, “excess parachute payments” made in connection with a change in control. Because these taxes dampen the incentives we provide to our executives to pursue a beneficial transaction for our shareholders, we often structure our compensation opportunities in a manner that reduces the impact of Sections 280G and 4999.

Conclusion

Based on our review and analysis, we believe that each element of compensation and the total compensation provided to each of our named executive officers and directors is reasonable and appropriate. The value of the compensation payable to our executives and directors is heavily dependent on our performance and the investment return realized by our shareholders. Furthermore, we believe our executives’ and directors’ total compensation opportunities are comparable to our competitors’ executives’ and directors’ opportunities. We believe these compensation opportunities allow us to attract and retain talented executives and directors who have helped and who will continue to help us grow as we look to the years ahead.

Executive Compensation

Summary Compensation Table

The following table shows information concerning the compensation recorded by UAI for the 2006, 2007, and 2008 fiscal years paid to principal executive officers, principal financial officer, and other named executive officers.

									Change in
									Pension
									Value and
									Nonqualified
								Non-Equity	Deferred
Name and						Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year		Salary	Bonus		Awards(1)	Awards(2)	Compensation(3)	Earnings	Compensation		Total

Larry A. Frakes,	2008		$600,000	—		$52,625	$1,126,556	$—	$—	$774	(5)	$1,779,955
President and Chief	2007	(4)	373,846	—		70,172	497,316	643,836	—	—		1,585,170
Executive Officer, UAI	2006		—	—		—	—	—	—	—		—
Thomas M. McGeehan,	2008	(6)	$230,699	150,000	(7)	$69,319	$9,668	$—	$—	$12,110	(8)	$471,796
Interim Chief Financial	2007		222,856	—		65,887	13,746	95,300	—	12,167		409,956
Officer, UAI	2006		212,483	—		14,505	20,058	129,000	—	10,969		387,015
Kevin L. Tate,	2008	(9)	$141,983	—		$(74,986)	$(165,088)	$—	$—	$8,080	(10)	$(90,011)
Former Chief Financial	2007		320,039	—		92,626	110,984	129,200	—	13,500		666,349
Officer, UAI	2006		314,400	—		18,582	176,740	187,200	—	13,450		710,372
J. Scott Reynolds,	2008	(11)	$141,346	251,920		$148,524	$—	$—	$—	$3,658	(12)	$545,448
President, United National	2007		—	—		—	—	—	—	—		—
Group	2006		—	—		—	—	—	—	—		—
David R. Whiting,	2008		$425,000	—		$—	$—	$—	$—	$166,074	(13)	$591,074
Former President and	2007		425,000	—		—	—	170,000	—	164,014		759,014
CEO, Wind	2006	(14)	318,750	—		—	—	175,313	—	114,332		608,395
River Reinsurance
Company, Ltd.
Raymond H. (Scott) McDowell,	2008		$300,000	—		$109,350	$32,650	$—	$—	$4,452	(15)	$446,452
Former President,	2007	(16)	91,154	400,000		35,352	10,555	—	—	—		537,061
Penn-America Group	2006		—	—		—	—	—	—	—		—
Richard S. March,	2008	(17)	$380,769	—		$6,267	$69,325	$—	$—	$16,086	(18)	$472,447
Former General Counsel,	2007		369,208	—		106,835	110,984	149,040	—	13,500		749,567
United America	2006		362,444	—		21,435	176,740	216,000	—	13,422		790,041
Insurance Group

(1)	The amounts listed represent the dollar amount recognized for financial statement reporting purposes in the 2008 fiscal year for the fair value of restricted stock granted in 2008 and prior fiscal years for the named executive officers in accordance with SFAS 123R. See Note 14 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards. Negative dollar amounts may be generated due to the forfeiture of stock due to the departure of a named executive.

(2)	The amounts listed represent the dollar amount recognized for financial statement reporting purposes in the 2008 fiscal year for the fair value of stock options granted in 2008 and prior fiscal years for the named executive officers in accordance with SFAS 123R. The amount recognized in 2008 excludes any estimate of forfeiture related to service based vesting. Negative dollar amounts may be generated due to the forfeiture of stock options due to the departure of a named executive.

(3)	Non-Equity Incentive Plan Compensation is earned with respect to the year indicated, but paid to the recipient in the following fiscal year.

(4)	Mr. Frakes’ employment with us commenced May 10, 2007.

(5)	For 2008, includes premium paid for life insurance benefits.

(6)	Mr. McGeehan was appointed as our Interim Chief Financial Officer effective May 15, 2008. Prior to that time, he was not a named executive officer of the Company.

(7)	The bonus was granted in recognition of 2008 performance but is not payable until 2010 and is contingent on Mr. McGeehan’s continued employment.

(8)	2006 and 2007 amounts represent matching contributions under our 401(k) Plan. For 2008, includes a matching contribution under our 401(k) plan in the amount of $11,696 and $414 paid for life insurance benefits.

(9)	Mr. Tate resigned effective May 15, 2008.

(10)	For 2006, includes a matching contribution under our 401(k) plan in the amount of $13,450. For 2007, represents a matching contribution under our 401(k) plan in the amount of $15,499 less the recoupment of $1,999 relative to excess contribution by the Company. For 2008, includes a matching contribution under our 401(k) plan in the amount of $7,905 and $175 premium paid for life insurance benefits.

(11)	Mr. Reynolds’ employment with UNIC commenced effective July 28, 2008.

(12)	For 2008, includes a matching contribution under our 401(k) plan in the amount of $3,589 and $69 premium paid for life insurance benefits.

(13)	For 2006, includes the following payments to and contributions for Mr. Whiting: $90,000 payment of housing and travel allowance, $10,625 additional matching contribution to Bermuda pension plans, $8,286 payment of employee’s portion of Bermuda employment tax, $4,402 payment of employee’s portion of health and related expenses, and $1,019 payment of employee’s portion of Bermuda social insurance contributions. For 2007, includes the following payments to and contributions for Mr. Whiting: $120,000 payment of housing and travel allowance, $21,250 additional matching contribution to Bermuda pension plans, $15,145 payment of employee’s portion of Bermuda employment tax, $6,190 payment of employee’s portion of health and related expenses, and $1,429 payment of employee’s portion of Bermuda social insurance contributions. For 2008, includes the following payments to and contributions for Mr. Whiting: $120,000 payment of housing and travel allowance, $21,250 additional matching contribution to Bermuda pension plans, $16,511 payment of employee’s portion of Bermuda employment tax, $6,782 payment of employee’s portion of health and related expenses, and $1,531 payment of employee’s portion of Bermuda social insurance contributions.

(14)	Mr. Whiting’s employment by Wind River commenced effective April 1, 2006 and ended effective March 31, 2009.

(15)	For 2008, includes a matching contribution under our 401(k) plan in the amount of $4,038 and $414 premium paid for life insurance benefits.

(16)	Mr. McDowell’s employment with Penn-America Group commenced effective September 4, 2007 and ended effective June 8, 2009 upon his resignation.

(17)	Mr. March ceased being a named executive officer in April 2008 and was employed through December 31, 2008.

(18)	For 2006, includes a matching contribution under our 401(k) plan in the amount of $13,422. For 2007, represents a matching contribution under our 401(k) plan in the amount of $13,500. For 2008, includes a matching contribution under our 401(k) plan in the amount of $13,800 and $2,286 premium paid for life insurance benefits.

Grants of Plan-Based Awards During 2008

The following table shows information concerning grants of plan-based awards made by UAI in 2008 to its principal executive officers, principal financial officer, and other named executive officers. These awards were grants under our Share Incentive Plan.

All Other
								All Other	Option		Grant
								Stock Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number	or Base	Value of
		Under Non-Equity			Under Equity			of Shares of	of Securities	Price of	Stock and
	Grant	Incentive Plan Awards			Incentive Plan Awards			Stock	Underlying	Option	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards

Larry A. Frakes(1)	2/5/08	—	—	—	—	—	—	—	249,419	$20.05	$2,188,653
	2/5/08	—	—	—	—	—	—	—	249,419	20.05	2,923,352
Thomas M. McGeehan	—	—	—	—	—	—	—	—	—	—	—
Kevin L. Tate	—	—	—	—	—	—	—	—	—	—	—
J. Scott Reynolds(2)	7/28/08	—	—	—	—	—	—	100,000	—	—	1,399,000
David R. Whiting	—	—	—	—	—	—	—	—	—	—	—
Raymond H. (Scott) McDowell	—	—	—	—	—	—	—	—	—	—	—
Richard S. March	—	—	—	—	—	—	—	—	—	—	—

(1)	As described in a Form 8-K filed by us on February 8, 2008, the options were granted upon the cancellation of the previous options which included a grant of (a) 197,473 time vesting options with an exercise price of $25.32 and (b) 197,473 performance vesting options with an exercise price of $25.32 per share. The time-based options vest at 25% on each December 31 of 2008 through 2011. The performance-based options generally vest at the same rate based on our achievement of various financial performance goals.

(2)	Represents restricted stock awarded to Mr. Reynolds as part of his employment agreement. The award was granted at the closing share price of $13.99 on July 28, 2008 and vests 10% on July 28, 2008, 22.5% on July 28, 2009, 22.5% on July 28, 2010, 22.5% on July 28, 2011 and 22.5% on July 28, 2012.

Employment Agreements

Larry A. Frakes

Mr. Frakes has an employment agreement with UAI, which was amended and restated effective as of February 5, 2008 and further amended on August 14, 2009. The initial term of the agreement is from May 10, 2007 through December 31, 2011, subject to an automatic renewal on a year to year basis in the absence of notice by either party to terminate the agreement. Under the agreement, Mr. Frakes is to receive an annual base salary of $600,000. Mr. Frakes was eligible to receive an annual bonus for the 2008 calendar year equal to $1,500,000 with one-third payable in restricted stock vesting over four years and two-thirds payable in cash. In respect of each full calendar year during the term, commencing with 2008, we will provide Mr. Frakes with an annual bonus opportunity based upon the achievement of certain consolidated net income targets as approved by the Compensation and Section 162(m) Committees. Such awards, if achieved, are to be paid in both cash and restricted shares. The first $500,000 shall be payable in restricted shares, and with respect to calendar year 2008-2010, shall vest at the rate of 25% per year over four years. Thereafter, any restricted shares awarded shall vest at the rate of 33 1/3% per year over three years. Any annual bonus amount earned in excess of the first $500,000 shall be paid in cash, with 50% of such amount paid within 30 days of the approval of such bonus by our Board of Directors. The remaining 50% shall be retained for three years. After such three-year period, the performance score for the original bonus year shall be redetermined and any retained amounts, after being increased or reduced, shall then be paid to Mr. Frakes, along with a deemed investment return thereon. Receipt of the retained cash amounts and vesting in restricted shares are both subject to certain continued employment requirements. Subject to continued employment, Mr. Frakes shall also be entitled to a cash payment to cover the federal and state tax liability associated with the vesting of such restricted stock.

Under the agreement, Mr. Frakes purchased 50,000 of our Class A common shares at an aggregate purchase price of over $1,000,000. These shares are not transferable except in limited instances. Mr. Frakes also received 394,496 options to acquire our Class A common shares, with an exercise price equal to $25.32. These options were canceled and 498,838 options to acquire our Class A common shares, with an exercise price equal to $20.05 were granted effective February 5, 2008. 50% of such options were time vesting options and vested at the rate of 25% per year over four years. The remaining 50% were performance vesting options and vested at the rate of up to 25% per year over four years, subject to achievement of certain performance targets by Mr. Frakes. The exercise price and vesting schedule of these options was modified effective August 14, 2009 so that Mr. Frakes now has 498,838 options to acquire our Class A common shares with an exercise price of $11.90. 50% of such options are time vesting options and shall vest at the rate of 25% on each of December 31, 2008, December 31, 2010, December 31, 2011 and December 31, 2012. The remaining 50% continue to be performance vesting options and shall vest at a rate of 25% on each of December 31, 2008, December 31, 2010, December 31, 2011 and December 31, 2012. All provisionally vested performance vesting options shall conclusively vest as of the 120th day following a two-year consecutive period of either calendar 2010 and 2011 or 2011 and 2012, if our annual return on equity and annual increase in gross written premiums exceeded the results achieved by more than 50% of a group of our publicly-traded peers. The intent of the cancellation of the prior options and the grant of new options in February 2008 was to align the strike price of the options with the average price of the shares purchased by Mr. Frakes. The purpose of the recent amendment to his employment agreement was to continue to incentivize Mr. Frakes. In exchange for modifying the strike price of his options, the vesting period was extended as described above. All options, including unvested and provisionally vested options, shall vest conclusively upon a change in control of UAI, if it is determined that the price of our shares grew at or in excess of a 15% compounded annual rate during the period beginning as of the effective date of the employment agreement and ending as of the date of the change in control. Option vesting is subject to certain continued employment requirements.

Mr. Frakes’s employment may be terminated at any time by our Board of Directors or by Mr. Frakes upon three months written notice. If a termination is for “cause” (as such term is defined in the employment agreement), death or disability, Mr. Frakes shall be entitled to receive all accrued but unpaid base salary, and any vesting of restricted stock and/or options shall cease. If Mr. Frakes’s employment is terminated without cause or for “good reason” (as such term is defined in the employment agreement), Mr. Frakes shall receive severance payments equal to his monthly base salary multiplied by months served, which is capped at eighteen (18) months, (less any amounts paid during the applicable notice period), continued benefits for 18 months, and continued vesting in awarded restricted stock and provisionally vested performance vesting options. For 18 months following Mr. Frakes’s termination for any reason, Mr. Frakes shall be subject to certain non-compete, non-solicit and confidentiality obligations.

Thomas M. McGeehan

Mr. McGeehan does not have an executive employment agreement with the Company nor with any of its subsidiaries.

Kevin L. Tate

Prior to Mr. Tate’s resignation, Mr. Tate had an executive employment agreement with UNIC. The agreement provided for an initial employment term through December 31, 2008, with additional one-year renewal terms unless either party gives 90 days’ prior written notice of non-renewal to the other. If UNIC elected not to renew the agreement at the end of the initial term, and Mr. Tate had otherwise performed satisfactorily, he would receive, conditioned upon execution of a general release and compliance with post-termination obligations, monthly payments of base salary until the earlier of six months following the date of termination or the commencement of full-time employment with another employer.

With respect to the annual cash compensation, the agreement provided that Mr. Tate was entitled to an annual direct salary of not less than $312,000, which was subject to review on an annual basis. Mr. Tate was also eligible for an annual bonus, conditioned on the achievement of performance targets included in our Amended and Restated Annual Incentive Awards Program.

Under the agreement, UNIC could have also terminated Mr. Tate for “cause” or if he became “disabled” (as such terms are defined in the agreement) or upon his death, in which case (1) Mr. Tate would not have been entitled to any separation payments in the case of a termination for cause or death, and (2) in the case of disability, Mr. Tate would have been entitled to six months of base salary payable monthly (subject to reduction for disability payments otherwise received by Mr. Tate), and conditioned upon the execution by Mr. Tate of a general release and compliance with post-termination obligations.

If UNIC terminated Mr. Tate without “cause” or he resigned as a result of the relocation of the principal executive offices of UNIC or the business relocation of Mr. Tate (in both cases without UNIC offering Mr. Tate a reasonable relocation package), UNIC had agreed to severance pay of 18 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to such executive.

During this severance period, UNIC would have also been obligated to maintain any medical, health, and accident plan or arrangement in which Mr. Tate participated until the earlier of the end of the severance period or Mr. Tate becoming eligible for coverage by another employer and subject to Mr. Tate continuing to bear his share of coverage costs.

The agreement also imposed non-compete, non-solicitation, and confidentiality obligations on Mr. Tate upon his termination for any reason. The agreement provided that for a period of 18 months following the termination of employment for any reason (but in the case of termination for cause, only after a determination by our Board of Directors of such substantial failure to perform), Mr. Tate shall not engage directly or indirectly, whether as owner, manager, operator, or otherwise, in any property and casualty insurance or reinsurance company that writes more than 15% of its written premium by issuing commercial insurance policies for businesses through a network of wholesale or managing general agents on a binding authority basis. The agreement also contained non-solicitation provisions that prohibit Mr. Tate, for a period of 18 months following termination of employment, from doing business with any employee, officer, director, agent, consultant, or independent contractor employed by or performing services for UNIC, or engaging in insurance-related business with any party who is or was a customer of UNIC during Mr. Tate’s employment (or during such 18-month period), or a business prospect of UNIC during Mr. Tate’s employment. The agreement also provided that Mr. Tate may elect to forego separation payments and certain equity awards and in return no longer be subject to certain provisions of the non-competition restrictions (such as those prohibiting engaging in the specialty and casualty insurance business or any business engaging in the insurance agency or brokerage business), but still remain subject to the other non-compete provisions, confidentiality provisions, and non-solicitation provisions of the agreement. If Mr. Tate violated his restrictive covenants or confidentiality obligations, the employment agreement also permitted UNIC to recover gain realized by Mr. Tate upon the exercise of options or sale of shares during a designated period, to purchase his shares at the lesser of cost or fair market value and for the forfeiture of any unexercised options.

Mr. Tate has been granted various options to purchase our Class A common shares. The first set of options granted on September 5, 2003 had an exercise price of $10 per share and initially provided for vesting over time in 20% increments over a five-year period, with any unvested options forfeitable upon termination of Mr. Tate’s employment for any reason (including cause). Mr. Tate was granted 39,375 of these options. Effective December 31, 2005, the vesting schedule was amended so that 20% vested as of December 31, 2004, 40% vested as of December 31, 2005, 52% vested as of December 31, 2006, 64% vested as of December 31, 2007 and 100% would have vested as of December 31, 2008. As Mr. Tate resigned prior to the vesting of the final tranche, the remaining 36% were forfeited. The second set of options were performance-vesting options granted on September 5, 2003, having an exercise price of $10 per share and initially provided vesting in 25% increments over a four-year period and conditioned upon our achieving various operating targets. Mr. Tate was granted 65,625 of these options. Effective December 31, 2005, the terms of these performance-vesting options were amended in order to eliminate the performance criteria. The performance hurdle with respect to accelerated option vesting upon a change in control was also eliminated. As a result, the options vest and become exercisable in accordance with the following timetable, without regard to performance criteria: 0% vested as of December 31, 2004, 50% vested as of December 31, 2005, 60% vested as of December 31, 2006, 70% vested as of December 31, 2007 and 100% would have vested as of December 31, 2008. As Mr. Tate resigned prior to the vesting of the final tranche, the remaining 30% were forfeited. All of the unvested options would have vested upon a change in control in our company. Mr. Tate had 90 days from his resignation date to exercise vested options.

J. Scott Reynolds

Mr. Reynolds has an executive employment agreement with UNIC. The agreement provides for an initial employment term through December 31, 2011, with additional one-year renewal terms unless either party gives 120 days’ prior written notice of non-renewal to the other. If UNIC and Mr. Reynolds do not reach agreement on a new, written agreement at the expiration of the term, Mr. Reynolds shall be an employee at will and none of the provisions of the agreement shall apply except for certain restrictive covenants.

With respect to the annual cash compensation, the agreement provides that Mr. Reynolds is entitled to an annual direct salary of not less than $350,000, which is subject to review on an annual basis. Commencing with the 2008 accident year, Mr. Reynolds is also eligible for an annual bonus, conditioned on the achievement of performance targets included in our Amended and Restated Annual Incentive Awards Program. One-third of each annual bonus is payable in restricted Class A common shares and two-thirds is payable in cash. If Mr. Reynolds remains an employee in good standing through the expiration of the initial term, he may upon notice elect to accelerate the vesting of any then unvested restricted shares previously granted.

Under the agreement, UNIC may terminate Mr. Reynolds for “cause” or if he becomes “disabled” (as such terms are defined in the agreement) or upon his death, in which case (1) Mr. Reynolds would not be entitled to any separation payments in the case of a termination for cause or death, and (2) in the case of disability, Mr. Reynolds would be entitled to six months of base salary payable monthly (subject to reduction for disability payments otherwise received by Mr. Reynolds), and conditioned upon the execution by Mr. Reynolds of a general release and compliance with post-termination obligations.

If UNIC terminates Mr. Reynolds without “cause” or he resigns as a result of the relocation of the principal executive offices of UNIC or the business relocation of Mr. Reynolds (in both cases without UNIC offering Mr. Reynolds a reasonable relocation package), UNIC has agreed to severance pay of 12 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to Mr. Reynolds.

During this severance period, UNIC is also obligated to maintain any medical, health, and accident plan or arrangement in which Mr. Reynolds participates until the earlier of the end of the severance period or Mr. Reynolds becoming eligible for coverage by another employer and subject to Mr. Reynolds continuing to bear his share of coverage costs.

The agreement also imposes non-compete, non-solicitation, and confidentiality obligations on Mr. Reynolds upon his termination for any reason. The agreement provides that for a period of 12 months following the termination of employment for any reason (but in the case of termination for cause, only after a determination by our Board of Directors of such substantial failure to perform), Mr. Reynolds shall not engage directly or indirectly, whether as owner, manager, operator, or otherwise, in any insurance related business competitive with the business of UNIC or its affiliates. The agreement also contains non-solicitation provisions that prohibit Mr. Reynolds, for a period of 12 months following termination of employment, from doing business with any employee, officer, director, agent, consultant, or independent contractor employed by or performing services for UNIC, or engaging in insurance-related business with any party who is or was a customer of UNIC during Mr. Reynolds’s employment (or during such 12-month period), or a business prospect of UNIC during Mr. Reynolds’s employment.

David R. Whiting

Prior to Mr. Whiting’s separation, Mr. Whiting had an employment agreement with Wind River effective as of April 1, 2006 (the “Effective Date”), pursuant to which Mr. Whiting agreed to serve as President and Chief Executive Officer of Wind River. The agreement between Mr. Whiting and the Company provided for an initial employment term of three years from the Effective Date, with additional one-year renewal terms, unless either party gave written notice to the other at least ninety days prior to the expiration of the then current term. Mr. Whiting received a base salary of $425,000 subject to adjustment (“base salary”) and was eligible for an annual cash bonus. For calendar year 2008, Mr. Whiting was eligible for a cash bonus in an amount no less than forty percent of his base salary based upon Wind River achieving certain income targets. During the employment term, Mr. Whiting was also entitled to a housing allowance of $9,000 per month and a transportation and travel allowance of $1,000 per month.

The agreement also imposed certain non-compete, non-solicitation, no-hire and confidentiality obligations on Mr. Whiting following the termination of his employment for any reason.

Pursuant to the agreement, Wind River could have terminated Mr. Whiting for “cause” (as such term is defined it the agreement), upon his “permanent disability” (as such term is defined in the agreement) or upon his death. Mr. Whiting could have terminated his employment with or without “good reason” (as such term is defined in the agreement) following forty-five days’ written notice to Wind River. If Mr. Whiting’s employment was terminated by Wind River because of death or permanent disability or for cause, by Mr. Whiting without good reason or if the term expired, Wind River would have had to pay to Mr. Whiting his full base salary plus housing, transportation and travel allowances through the date of termination at the rate in effect at the time of termination and Wind River would have had no further obligations to Mr. Whiting under the agreement. If Mr. Whiting’s employment was terminated by Wind River without cause or by Mr. Whiting for good reason, then Wind River would have paid, subject to his execution of a general release and his compliance with certain post-termination obligations, to Mr. Whiting an amount equal to Mr. Whiting’s then monthly base salary plus housing and transportation and travel allowances multiplied by six, with such amount payable in equal monthly installments, and shall maintain any medical or health-and-accident plan in effect for such time. During the twelve month period following Mr. Whiting’s employment, Mr. Whiting agreed to be available to Wind River from time to time to assist on matters he worked on during his employment at Wind River or its affiliates.

Wind River also agreed to indemnify Mr. Whiting for all taxes levied, assessed or applied on the income or assets of Mr. Whiting by any governmental authority other than the Government of Bermuda, resulting from his employment activities at the direction of Wind River.

Raymond H. (Scott) McDowell

Prior to Mr. McDowell’s resignation, Mr. McDowell had an executive employment agreement with Penn-America Insurance Company, or “PAIC,” an indirect wholly-owned subsidiary of UAI. The agreement provided for an initial employment term through December 31, 2011, with additional one-year renewal terms unless either party gave 120 days’ prior written notice of non-renewal to the other. If PAIC and Mr. McDowell did not reach agreement on a new, written agreement at the expiration of the term, Mr. McDowell would have been an employee at will and none of the provisions of the agreement would have applied except for certain restrictive covenants.

With respect to the annual cash compensation, Mr. McDowell was entitled to an annual direct salary of not less than $300,000, which was subject to review on an annual basis. Commencing with the 2008 accident year, Mr. McDowell was also eligible for an annual bonus, conditioned on the achievement of performance targets included in our Amended and Restated Annual Incentive Awards Program. One-third of each annual bonus was payable in our restricted Class A common shares and two-thirds was payable in cash. If Mr. McDowell would have remained an employee in good standing through the expiration of the initial term, he could have elected upon notice to accelerate the vesting of any then unvested restricted shares previously granted.

Under the agreement, PAIC could have terminated Mr. McDowell for “cause” or if he became “disabled” (as such terms are defined in the agreement) or upon his death, in which case (1) Mr. McDowell would not have been entitled to any separation payments in the case of a termination for cause or death, and (2) in the case of disability, Mr. McDowell would have been entitled to six months of base salary payable monthly (subject to reduction for disability payments otherwise received by Mr. McDowell), and conditioned upon the execution by Mr. McDowell of a general release and compliance with post-termination obligations.

If PAIC terminated Mr. McDowell without “cause” or he resigned as a result of the relocation of the principal executive offices of PAIC or the business relocation of Mr. McDowell (in both cases without PAIC offering Mr. McDowell a reasonable relocation package), PAIC had agreed to severance pay of 12 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to Mr. McDowell.

During this severance period, PAIC would have also been obligated to maintain any medical, health, and accident plan or arrangement in which Mr. McDowell participated until the earlier of the end of the severance period or Mr. McDowell becoming eligible for coverage by another employer and subject to Mr. McDowell continuing to bear his share of coverage costs.

The agreement also imposed non-compete, non-solicitation, and confidentiality obligations on Mr. McDowell upon his termination for any reason. The agreement provided that for a period of 12 months following the termination of employment for any reason (but in the case of termination for cause, only after a determination by our Board of Directors of substantial failure to perform), Mr. McDowell would not engage directly or indirectly, whether as owner, manager, operator, or otherwise, in any insurance related business competitive with the business of PAIC or its affiliates. The agreement also contained non-solicitation provisions that prohibit Mr. McDowell, for a period of 12 months following termination of employment, from doing business with any employee, officer, director, agent, consultant, or independent contractor employed by or performing services for PAIC, or engaging in insurance-related business with any party who is or was a customer of PAIC during Mr. McDowell’s employment (or during such 12-month period), or a business prospect of PAIC during Mr. McDowell’s employment.

On September 4, 2007, Mr. McDowell was granted 20,000 options to purchase our Class A common shares with an exercise price of $21.87 per share vesting over time in 25% increments over a four-year period, with any unvested options forfeitable upon termination of Mr. McDowell’s employment for any reason (including cause). All of the unvested options would have become vested upon a change in control of UAI. At the time of Mr. McDowell’s resignation, he had vested in 25% of the options and the remaining 75% were forfeited. Mr. McDowell has 90 days from his separation date to exercise vested options.

Richard S. March

Prior to Mr. March’s separation, Mr. March had an executive employment agreement with UNIC. The agreement provided for an initial employment term through December 31, 2008, with additional one-year renewal terms unless either party gave 90 days’ prior written notice of non-renewal to the other. If UNIC elected not to renew the agreement at the end of the initial term, and Mr. March had otherwise performed satisfactorily, Mr. March would receive, conditioned upon execution of a general release and compliance with post-termination obligations, monthly payments of base salary until the earlier of six months following the date of termination or the commencement of full-time employment with another employer.

With respect to the annual cash compensation, the agreement provided that Mr. March was entitled to an annual direct salary of not less than $320,000, which was subject to review on an annual basis. Mr. March was also eligible for an annual bonus, conditioned on the achievement of performance targets included in our Amended and Restated Annual Incentive Awards Program.

Under the agreement, UNIC could have terminated Mr. March for “cause” or if Mr. March became “disabled” (as such terms are defined in the agreement) or upon his death, in which case (1) Mr. March would not have been entitled to any separation payments in the case of a termination for cause or death, and (2) in the case of disability, Mr. March would have been entitled to six months of base salary payable monthly (subject to reduction for disability payments otherwise received by Mr. March), and conditioned upon the execution by Mr. March of a general release and compliance with post-termination obligations.

If UNIC terminated Mr. March without “cause” or he resigned as a result of the relocation of the principal executive offices of UNIC or the business relocation of Mr. March (in each case without UNIC offering Mr. March a reasonable relocation package), UNIC had agreed to severance pay of 18 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to Mr. March.

During this severance period, UNIC would have been obligated to maintain any medical, health, and accident plan or arrangement in which Mr. March participated until the earlier of the end of the severance period or Mr. March becoming eligible for coverage by another employer and subject to Mr. March continuing to bear his share of coverage costs.

The agreement also imposed non-compete, non-solicitation, and confidentiality obligations on Mr. March upon his termination for any reason. The agreement provided that for a period of 18 months following the termination of employment for any reason (but in the case of termination for cause, only after a determination by UNIC’s Board of Directors of substantial failure to perform), Mr. March shall not engage directly or indirectly, whether as owner, manager, operator, or otherwise, property and casualty insurance or reinsurance company that writes more than 15% of its written premium by issuing commercial insurance policies for businesses through a network of wholesale or managing general agents on a binding authority basis. The agreement also contained non-solicitation provisions that prohibit Mr. March, for a period of 18 months following termination of employment, from doing business with any employee, officer, director, agent, consultant, or independent contractor employed by or performing services for UNIC, or engaging in insurance-related business with any party who is or was a customer of UNIC during Mr. March’s employment (or during such 18-month period), or a business prospect of UNIC during Mr. March’s employment. The agreement also provided that Mr. March may elect to forego separation payments and certain equity awards and in return no longer be subject to certain provisions of the non-competition restrictions (such as those prohibiting engaging in the specialty and casualty insurance business or any business engaging in the insurance agency or brokerage business), but still remain subject to the other non-compete provisions, confidentiality provisions, and non-solicitation provisions of the agreement. If Mr. March violates his restrictive covenants or confidentiality obligations, the employment agreement also permits UNIC to recover gain realized by Mr. March upon the exercise of options or sale of shares during a designated period, to purchase his shares at the lesser of cost or fair market value and for the forfeiture of any unexercised options.

Mr. March has been granted various options to purchase our Class A common shares. The first set of options granted on September 5, 2003 has an exercise price of $6.50 per share and are fully vested. Mr. March was granted 56,074 options from this set of options. The second set of options granted on September 5, 2003 have an exercise price of $10 per share and initially provided for vesting over time in 20% increments over a five-year period, with any unvested options forfeitable upon termination of Mr. March’s employment for any reason (including cause). Mr. March was granted 39,375 of these options. Effective December 31, 2005, the vesting schedule was amended so that 20% vested as of December 31, 2004, 40% vested as of December 31, 2005, 52% vested as of December 31, 2006, 64% vested as of December 31, 2007 and 100% vested as of December 31, 2008. The third set of options are performance-vesting options granted on September 5, 2003, having an exercise price of $10 per share and initially provided vesting in 25% increments over a four-year period and conditioned upon our achieving various operating targets. Mr. March was granted 65,625 of these options. Effective December 31, 2005, the terms of these performance-vesting options were amended in order to eliminate the performance criteria. The performance hurdle with respect to accelerated option vesting upon a change in control was also eliminated. As a result, the options would have vested and become exercisable in accordance with the following timetable, without regard to performance criteria: 0% vested as of December 31, 2004, 50% vested as of December 31, 2005, 60% vested as of December 31, 2006, 70% vested as of December 31, 2007 and 100% vested as of December 31, 2008. All of the unvested options would have become vested upon a change of control in UAI. Mr. March has 150 days from his separation date to exercise vested options.

Outstanding Equity Awards at December 31, 2008

The following table shows information concerning outstanding equity awards at December 31, 2008 made by UAI to its principal executive officers, principal financial officer and other named executive officers.

	Option Awards							Stock Awards
												Equity
												Incentive
											Equity	Plan
				Equity							Incentive	Awards:
				Incentive							Plan	Market
				Plan							Awards:	or Payout
				Awards:						Market	Number of	Value of
	Number of	Number of		Number of				Number of		Value of	Unearned	Unearned
	Securities	Securities		Securities				Shares or		Shares or	Shares,	Shares,
	Underlying	Underlying		Underlying				Units of		Units of	Units or	Units or
	Unexercised	Unexercised		Unexercised		Option		Stock		Stock	Other Rights	Other Rights
	Options	Options		Unearned		Exercise	Option	That Have		That Have	That Have	That Have
	(#)	(#)		Options		Price	Expiration	Not Vested		Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable		(#)		($)	Date	(#)		($)	(#)	($)

Larry A. Frakes	62,355	187,064	(1)	—		$20.05	5/17/17	—		$—	—	$—
	—	—		249,419	(2)	$20.05	5/17/17	—		—	—	—
	—	—		—		—	—	16,161	(3)	207,022	—	—
Thomas M. McGeehan	7,200	—		—		$17.00	12/16/13	—		—	—	—
	10,800	—		—		$17.00	12/16/13	—		—	—	—
	—	—		—		—	—	1,914	(4)	24,518	—	—
	—			—		—	—	2,940	(5)	37,661	—	—
Kevin L. Tate	—	—		—		—	—	—		—	—	—
J. Scott Reynolds	—	—		—		—	—	90,000	(6)	1,152,900	—	—
David R. Whiting	—	—		—		—	—	—		—	—	—
Raymond H. (Scott) McDowell	5,000	15,000	(7)	—		$21.87	9/4/17	—		—	—	—
	—	—		—		—	—	10,000	(8)	128,100	—	—
Richard S. March	56,074	—		—		$6.50	5/30/09	—		—	—	—
	39,375	—		—		$10.00	5/30/09	—		—	—	—
	65,625	—		—		$10.00	5/30/09	—		—	—	—
	—	—		—		—	—	1,602	(9)	20,522	—	—
	—	—		—		—	—	1,650	(9)	21,137	—	—

(1)	Mr. Frakes has 62,355 options that will vest on December 31, 2009, 62,355 options that will vest on December 31, 2010 and 62,354 options that will vest on December 31, 2011.

(2)	Mr. Frakes’ performance vesting options have not vested.

(3)	Mr. Frakes has 4,040 shares that vested on January 1, 2009, 4,040 shares that will vest on February 27, 2010, 4,040 shares that will vest on February 27, 2011 and 4,041 shares that will vest on February 27, 2012.

(4)	Mr. McGeehan has 957 shares that vested on January 1, 2009 and 957 shares that will vest on January 1, 2010.

(5)	Mr. McGeehan has 1,000 shares that vested on January 1, 2009, 970 shares that will vest on January 1, 2010 and 970 shares that will vest on January 1, 2011.

(6)	Mr. Reynolds has 22,500 shares that vested on July 28, 2009, 22,500 shares that will vest on July 28, 2010, 22,500 shares that will vest on July 28, 2011 and 22,500 shares that will vest on July 28, 2012.

(7)	Mr. McDowell has 5,000 options that will vest on September 4, 2009, 5,000 options that will vest on September 4, 2010 and 5,000 options that will vest on September 4, 2011. (8) Mr. McDowell has 5,000 shares that will vest on September 4, 2009 and 5,000 shares that will vest on September 4, 2010.

(9)	Mr. March’s shares vested effective January 1, 2009 pursuant to the terms of his separation agreement.

Options Exercised and Stock Vested in 2008

In 2008, no options were exercised by our principal executive officers, principal financial officer, and other named executive officers. Mr. Tate exercised his options following his resignation and was no longer our principal financial officer at that time.

Pension Benefits in 2008

None of our named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation in 2008

None of our named executive officers participate in any nonqualified defined contribution or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change in Control

The following is a summary of the agreements and plans that provide for payment to our current named executive officers at, following, or in connection with any termination, including resignation, severance, retirement or constructive termination, or with a change in control or a change in the named executive officer’s responsibilities.

Larry A. Frakes

Under his employment agreement with us, Mr. Frakes’s employment may be terminated at any time by our Board of Directors or by Mr. Frakes upon three months written notice with or without cause, upon his death or disability.

•	Termination by Us for Cause, Termination by Death or Disability. If we terminate Mr. Frakes’s employment for cause, death or disability, Mr. Frakes is entitled to receive all accrued but unpaid base salary, and any vesting of restricted stock and/or options shall cease. For the details of Mr. Frakes’s salary, restricted stock, and options, see the description of Mr. Frakes’s employment agreement under “Employment Agreements.”

Under Mr. Frakes’s employment agreement, “cause” means (i) the engaging by Mr. Frakes in malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (ii) the material violation by Mr. Frakes of certain provisions of his employment agreement or share/option agreements after notice from us and a failure to cure such violation within 10 days of the notice (to the extent the Board of Directors reasonably determines such violation is curable and subject to notice), (iii) a breach by Mr. Frakes of any representation or warranty in his employment agreement or share/option agreements, (iv) the determination by our Board of Directors that Mr. Frakes has exhibited incompetence or gross negligence in the performance of his duties, (v) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of Mr. Frakes, (vi) Mr. Frakes being charged with a felony or other crime involving moral turpitude, or (vii) Mr. Frakes substantially failing to perform his duties after notice from us and failure to cure such non-performance within 10 days of our notice (to the extent our Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interest policies and code of conduct applicable to all of our employees and senior executives.

Under Mr. Frakes’s employment agreement, “disability” occurs when a licensed physician selected by us determines that Mr. Frakes is disabled and he is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any twelve-month period.

•	Termination by Us Without Cause or Termination by the Executive for Good Reason. If Mr. Frakes’s employment is terminated by us without cause or by Mr. Frakes with good reason, Mr. Frakes is entitled to receive severance payments equal to his monthly base salary multiplied by months served (capped at 18) less any amounts paid during the relevant notice period and any taxes and withholdings, continued benefits for 18 months, and continued vesting in awarded restricted stock and provisionally vested performance vesting options. For details of Mr. Frakes’s salary, restricted stock, and options, see the description of Mr. Frakes’s employment agreement under “Employment Agreements.”

Under Mr. Frakes’s employment agreement, “good reason” means a willful and substantial reduction in his material responsibilities and reporting as provided for in the employment agreement which remains uncured for 30 days after written notice thereof is provided by Mr. Frakes to us setting forth in reasonable detail the alleged breach. Mr. Frakes must provide such written notice within 10 days of the event allegedly giving rise to good reason or such alleged event shall not provide a basis for such notice. A modification as to whom Mr. Frakes shall report resulting from a change of control does not constitute good reason.

•	Voluntary Termination. If Mr. Frakes voluntarily terminates his employment without good reason, we will pay him accrued and unpaid base salary through the termination date (less applicable withholding taxes). For the details of Mr. Frakes’s salary, see the description of Mr. Frakes’s employment agreement under “Employment Agreements.”

•	Change in Control. Mr. Frakes received 498,838 options to acquire our Class A common shares with an exercise price of $20.05. 50% of such options shall be time vesting options and vest at the rate of 25% per year over four years. The remaining 50% are performance vesting options and vest at the rate of up to 25% per year over four years, subject to achievement of certain performance targets by Mr. Frakes. Unvested options may also vest upon a change of control of UAI if it is determined that the price of our shares appreciated in value by a 15% or greater annual compounded rate over the period of August 15, 2007 through the date of the change of control.

Assuming Mr. Frakes’s employment was terminated under each of these circumstances on December 31, 2008, and without taking into account any value assigned to Mr. Frakes’s covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated
		Equity and Performance
		Awards ($)
		Time and
	Base	Performance
	Salary ($)	Based	Restricted Stock	Other ($)		Total ($)

With Cause; Death; Disability; Voluntary Termination(1)	$—	$—	$—	$—		$—
Without Cause or For Good Reason	900,000	—	—	1,348	(2)	901,348
Change in Control(3)	—	(4)	207,022	—		207,022

(1)	We would have no further obligation to Mr. Frakes except to pay him for all accrued but unpaid base salary through the termination date.

(2)	The present value of medical and dental benefits was used to calculate this amount.

(3)	Assumes continued employment following a change in control. If Mr. Frakes were to be terminated without cause following a change in control, Mr. Frakes would be entitled to the severance set forth above in “Without Cause or For Good Reason” and the amount noted under “Restricted Stock” in “Change in Control.”

(4)	Although unvested options vest immediately upon a change in control, as of December 31, 2008, the options were “out of the money.” Therefore, no amount would be recognized.

Kevin L. Tate

Effective May 15, 2008, Mr. Tate resigned as our Chief Financial Officer. As Mr. Tate voluntarily terminated his employment, he was entitled to receive his accrued and unpaid base salary through the termination date (less applicable withholding taxes). For the details of Mr. Tate’s salary, see the description of Mr. Tate’s employment agreement under “Employment Agreements.”

J. Scott Reynolds

Under Mr. Reynolds’s employment agreement with UNIC, UNIC may terminate Mr. Reynolds’s employment with or without cause, or upon his death or disability.

•	Termination by UNIC for Cause, Death or Disability. If Mr. Reynolds’s employment is terminated because of death, disability, Mr. Reynolds’s resignation (other than as a result of UNIC’s failure to offer a reasonable relocation package due to UNIC’s relocation) or for cause, Mr. Reynolds would not be entitled to any separation payments.

Under Mr. Reynolds’s employment agreement, “cause” means (i) Mr. Reynolds substantially failing to perform his duties after notice from UNIC and failure to cure such violation within 10 days of the notice (to the extent our Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees and senior executives, (ii) the engaging by Mr. Reynolds in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (iii) the material violation by Mr. Reynolds of certain provisions of his employment agreement or share/option agreements after notice from UNIC and a failure to cure such violation within 10 days of the notice, (iv) a breach by Mr. Reynolds of any representation or warranty in his employment agreement or share/option agreements, (v) the determination by UNIC’s Board of Directors that Mr. Reynolds has exhibited incompetence or gross negligence in the performance of his duties, (vi) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of Mr. Reynolds, or (vii) Mr. Reynolds being charged with a felony or other crime involving moral turpitude.

Under his employment agreement, “disabled” means that Mr. Reynolds is disabled as certified by a licensed physician selected by us and is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any twelve-month period.

•	Termination by UNIC Without Cause or Termination by the Executive for Good Reason. If UNIC terminates Mr. Reynolds without cause or he resigns as a result of the relocation of UNIC’s principal executive offices or the business relocation of Mr. Reynolds (in both cases without us offering Mr. Reynolds a reasonable relocation package), Mr. Reynolds is entitled to severance pay of 12 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to him. During this severance period, we are also obligated to maintain any medical, health, and accident plan or arrangement in which Mr. Reynolds participates until the earlier of the end of the severance period or Mr. Reynolds becoming eligible for coverage by another employer and subject to Mr. Reynolds continuing to bear his share of coverage costs.

•	Change in Control. All of Mr. Reynolds’s unvested options become vested upon a change in control of UAI. For the details of the Executive’s options, see the description of the Executive’s employment agreement under “Employment Agreements.”

Assuming Mr. Reynolds’s employment was terminated under each of these circumstances on December 31, 2008, and without taking into account any value assigned to Mr. Reynolds’s covenant not to compete, such payments and benefits would have had an estimated value of:

		Value of Accelerated
		Equity and
		Performance
		Awards ($)
	Base	Time	Performance	Restricted
	Salary ($)	Based	Based	Stock	Other ($)		Total ($)

With Cause; Death; Disability; Voluntary Termination(1)	$—	$—	$—	$—	$—		$—
Without Cause or For Good Reason	350,000	—	—	—	16,881	(2)	366,881
Change in Control(3)	—	—	—	1,152,900	—		1,152,900

(1)	We would have no further obligation to Mr. Reynolds except to pay him for all accrued but unpaid base salary through the termination date.

(2)	The present value of medical and dental benefits was used to calculate this amount.

(3)	Assumes continued employment following a change in control. If Mr. Reynolds were to be terminated without cause following a change in control, Mr. Reynolds would be entitled to the severance set forth above in “Without Cause or For Good Reason” and the amount noted under “Restricted Stock” in “Change in Control.”

David R. Whiting

Wind River elected not to renew Mr. Whiting’s employment agreement as of March 31, 2009. As Mr. Whiting had otherwise performed satisfactorily, he received his full base salary plus housing and transportation and travel allowances through the date of termination. For the details of Mr. Whiting’s salary, see the description of Mr. Whiting’s employment agreement under “Employment Agreements.”

Raymond H. (Scott) McDowell

Effective June 8, 2009, Mr. McDowell resigned as President of Penn-America Group. As Mr. McDowell voluntarily terminated his employment, he was entitled to receive his accrued and unpaid base salary through the termination date (less applicable withholding taxes). For the details of Mr. McDowell’s salary, see the description of Mr. McDowell’s employment agreement under “Employment Agreements.”

Richard S. March

UNIC elected not to renew the Mr. March’s employment agreement as of December 31, 2008. As Mr. March had otherwise performed satisfactorily, he will receive, conditioned upon execution of a general release and compliance with post-termination obligations, monthly payments of his base salary until the earlier of six months following the date of termination or the commencement of full-time employment with another employer. For the details of Mr. March’s salary, see the description of Mr. March’s employment agreement under “Employment Agreements.”

Mr. March’s employment agreement expired as of December 31, 2008. Without taking into account any value assigned to Mr. March’s covenant not to compete, such payments and benefits have an estimated value of:

		Value of Accelerated
		Equity and
		Performance
		Awards ($)
	Base	Time	Performance	Restricted
	Salary ($)	Based	Based	Stock	Other ($)	Total ($)

Expiration of Employment Agreement	$186,300	—	—	—	—	$186,300

Equity Compensation Plan Information

The following table provides information concerning our equity compensation plans as of December 31, 2008:

Number of
Securities
	Number of		Remaining
	Shares to be		Available
	Issued Upon	Weighted-Average	for Future
	Exercise of	Exercise Price of	Issuance
	Outstanding	Outstanding	Under Equity
	Options, Warrants	Options, Warrants	Compensation
Plan Category	and Rights	and Rights	Plans(1)

Equity compensation plans approved by shareholders	888,495	$17.48	2,737,262
Equity compensation plans not approved by shareholders	—	—	—
Total	888,495	17.48	2,737,262

(1)	Does not include shares reflected in the column entitled “Number of shares to be issued upon exercise of outstanding options, warrants and rights.” In addition, 793,144 restricted shares have been awarded or purchased under our Share Incentive Plan, of which 161,730 were forfeited and returned to the Share Incentive Plan. 742,829 shares have been issued due to the exercise of options.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was during 2008 an employee or an officer of UAI or its subsidiaries. No executive officer of UAI served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of our Board of Directors or the Compensation Committee.

Code of Business Conduct and Ethics

On January 26, 2004, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of the directors, officers, and employees of UAI and its subsidiaries. Our Board of Directors most recently reviewed and approved the Code of Business Conduct and Ethics in October 2008. A copy of our Code of Business Conduct and Ethics is available on our website at www.uai.ky.

Principal Shareholders and Security Ownership of Management

The table on the following page sets forth certain information concerning the beneficial ownership of our common shares as of August 31, 2009, including the percentage of our total voting power such shares represent on an actual basis, by:

•	each of our executive officers;

•	each of our directors;

•	each holder known to us to hold beneficially more than 5% of any class of our shares; and

•	all of our executive officers and directors as a group.

As of August 31, 2009, the following share capital of United America Indemnity, Ltd. was issued and outstanding:

•	36,398,464 Class A common shares; and

•	24,122,744 Class B common shares, each of which is convertible at any time at the option of the holder into one Class A common share.

Based on the foregoing, and assuming each Class B common share is converted into one Class A common share, as of August 31, 2009, there would have been 60,521,208 Class A common shares issued and outstanding.

Except as otherwise set forth in the footnotes to the table, each beneficial owner has the sole power to vote and dispose of all shares held by that beneficial owner.

Principal Shareholders and Security Ownership of Management(1)

					% Total	% As-
	Class A		Class B		Voting	Converted
Name and Address of	Common Shares		Common Shares		Power(2)	Ownership(3)
Beneficial Owner**	Shares	%	Shares	%	%	%

Saul A. Fox(4)	32,226,203	53.2%	24,122,744	100%	89.8%	53.2%
Fox Paine & Company(5)	31,664,596	52.3%	24,122,744	100%	89.6%	52.3%
Bank of America Corp.(6)	2,312,090	6.4%	—	—	—	3.8%
Hotchkis & Wiley Capital Management(7)	1,910,062	5.3%	—	—	—	3.2%
Pzena Investment Management, LLC(8)	1,507,283	4.1%	—	—	—	2.5%
Essex Equity Capital Management, LLC(9)	1,175,641	3.2%	—	—	—	1.9%
Corbyn Investment Management Inc.(10)	1,109,972	3.1%	—	—	—	1.8%
Larry A. Frakes(11)	177,330	—	—	—	—	—
J. Scott Reynolds(12)	127,607	—	—	—	—	—
Seth J. Gersch(13)	73,528	—	—	—	—	—
Chad A. Leat	69,367	—	—	—	—	—
Stephen A. Cozen	62,376	—	—	—	—	—
James R. Kroner(14)	35,608	—	—	—	—	—
Michael J. Marchio	31,259	—	—	—	—	—
Thomas M. McGeehan(15)	24,940	—	—	—	—	—
David J. Myers	10,816	—	—	—	—	—
Matthew B. Scott	10,570	—	—	—	—	—
Raymond H. McDowell(16)	7,827	—	—	—	—	—
Troy W. Santora	1,957	—	—	—	—	—
Kevin L. Tate(17)	1,050	—	—	—	—	—
Richard S. March(17)	—	—	—	—	—	—
David R. Whiting	—	—	—	—	—	—
All directors and executive officers as a group (consists of 16 persons)(18)	32,855,136	54.3%	24,122,744	100%	90%	54.3%

*	The percentage of shares beneficially owned does not exceed 1%.

**	Unless otherwise indicated, the address for each beneficial owner is c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9002, Cayman Islands.

(1)	The numbers of shares set forth in these columns are calculated in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934. As a result, these figures assume the exercise or conversion by each beneficial owner of all securities that are exercisable or convertible within 60 days of August 31, 2009. In particular, Class A common shares that may be acquired by a particular beneficial owner upon the conversion of Class B common shares are deemed to be outstanding for the purpose of computing the percentage of the Class A common shares owned by such beneficial owner but are not deemed to be outstanding for the purpose of computing the percentage of the Class A common shares owned by any other beneficial owner.

(2)	The percentages in this column represent the percentage of the total outstanding voting power of UAI that the particular beneficial owner holds. The numerator used in this calculation is the total votes to which each beneficial owner is entitled, taking into account that each Class B common share has ten votes, and the denominator is the total number of votes to which all outstanding shares of UAI are entitled, less the shares the Company repurchased as part of its share repurchase programs, again taking into account that each Class B common share has ten votes.

(3)	The percentages in this column represent the percentage of the total outstanding share capital of UAI that a particular beneficial owner holds on an as-converted basis, assuming that each Class B common share is converted into one Class A common share. As of August 31, 2009, there were 60,521,208 Class A common shares outstanding on an as-converted basis. The numerator used in this calculation is the total number of Class A common shares each beneficial owner holds on an as-converted basis and the denominator, less the shares the Company repurchased as part of its share repurchase programs, is the total number of Class A common shares on an as-converted basis.

(4)	Includes the Class A common shares and Class B common shares owned by the security holders in Note 5 below. Mr. Fox is a director of Fox Paine International GP, Ltd., which acts through its board of directors, which includes Mr. Fox. In addition, Mr. Fox is a member of Fox Paine & Company, LLC. Mr. Fox disclaims beneficial ownership of all shares held by U.N. Holdings (Cayman), Ltd., U. N. Holdings (Cayman) II, Ltd. and each of the Co-Investment Funds, except to the extent of his indirect pecuniary interest in such shares.

(5)	The security holders are: U.N. Holdings (Cayman), Ltd.; U. N. Holdings (Cayman) II, Ltd.; and U.N. Co-Investment Fund I (Cayman), L.P.; U.N. Co-Investment Fund II (Cayman), L.P.; U.N. Co-Investment Fund III (Cayman), L.P.; U.N. Co-Investment Fund IV (Cayman), L.P.; U.N. Co-Investment Fund V (Cayman), L.P.; U.N. Co-Investment Fund VI (Cayman), L.P.; U.N. Co-Investment Fund (Cayman) VII, L.P.; U.N. Co-Investment Fund VIII (Cayman), L.P.; and U.N. Co-Investment Fund IX (Cayman), L.P. (collectively, the “Co-Investment Funds”). A majority of the outstanding share capital of U.N. Holdings (Cayman), Ltd. and U.N. Holdings (Cayman) II, Ltd. are held by Fox Paine Capital Fund II International, L.P. The sole managing general partner of Fox Paine Capital Fund II International, L.P. is Fox Paine Capital International Fund GP, L.P. The sole general partner of Fox Paine Capital International Fund GP, L.P. is Fox Paine International GP, Ltd. As a result, each of Fox Paine Capital Fund II International, L.P., Fox Paine Capital International Fund GP, L.P., and Fox Paine International GP, Ltd. may be deemed to control U.N. Holdings (Cayman), Ltd. and U. N. Holdings (Cayman) II, Ltd. The sole general partner of each of the Co-Investment Funds is Fox Paine Capital Co-Investors International GP, Ltd., which, together with Fox Paine Capital International Fund GP, L.P., as its sole shareholder, and Fox Paine International GP, Ltd., as the sole general partner of Fox Paine Capital International Fund GP, L.P., may be deemed to control such funds. In addition, pursuant to a management agreement with Fox Paine Capital International GP, Ltd. and Fox Paine Capital Fund II International, L.P., Fox Paine & Company, LLC acts as the investment advisor for certain of the security holders and, consequently, may be deemed to be the indirect beneficial owner of such securities. Fox Paine International GP, Ltd., as the general partner of Fox Paine Capital International Fund GP, L.P., may terminate that management agreement at any time in its sole discretion. Fox Paine International GP, Ltd. disclaims ownership of any securities that Fox Paine Capital International Fund GP, L.P. may beneficially own to the extent of any partnership interests in Fox Paine Capital International Fund GP, L.P. that persons other than Fox Paine International GP, Ltd. hold. Fox Paine Capital International Fund GP, L.P., in turn, disclaims ownership of any securities that Fox Paine Capital Fund II International, L.P. and Fox Paine Capital Co-Investors International GP, Ltd. may beneficially own to the extent of any partnership or share capital interests in Fox Paine Capital Fund II International, L.P. and Fox Paine Capital Co-Investors International GP, Ltd., respectively, that persons other than Fox Paine Capital International Fund GP, L.P. hold. Fox Paine Capital Fund II International, L.P. disclaims ownership of any securities that U.N. Holdings (Cayman), Ltd. and U. N. Holdings (Cayman) II, Ltd. beneficially owns to the extent of any share capital interests in U.N. Holdings (Cayman), Ltd. and U. N. Holdings (Cayman) II, Ltd. that persons other than Fox Paine Capital Fund II International, L.P. hold. Fox Paine Capital Co-Investors International GP, Ltd. disclaims ownership of any securities that the Co-Investment Funds beneficially own to the extent of any partnership interests in the Co-Investment Funds that persons other than Fox Paine Capital Co-Investors International GP, Ltd. hold. Fox Paine &

Company, LLC disclaims ownership of any securities that it or any of the foregoing security holders may beneficially own.

(6)	Based on information provided pursuant to an amended Schedule 13G filed on June 10, 2009 with the Securities and Exchange Commission, which reported that Bank of America Corporation (“Bank of America”), a parent holding company, has shared dispositive power as to 2,312,090 shares, and the power to direct the shared vote of 2,212,602 shares. The joint ownership of shares and voting power are held by the following companies: Bank of America Corporation, Bank of America N.A., Columbia Management Advisors, LLC, and Merrill Lynch, Pierce, Fenner & Smith, Inc. Each company listed has its principal business office at 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(7)	Based on information provided pursuant to an amended Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009, which reported that Hotchkis and Wiley Capital Management, LLC (“Hotchkis”), an investment advisor, has sole dispositive power as to 1,910,062 shares, has sole dispositive power as to 951,443 shares and has no shared voting power over the remaining shares. The amended Schedule 13G was filed prior to the completion of our Rights Offering and therefore does not include shares purchased pursuant to our Rights Offering, if any. The address for Hotchkis is 725 S. Figueroa Street, 39th Floor, Los Angeles, California 90017.

(8)	Based on information provided pursuant to an amended Schedule 13G filed on February 17, 2009 with the Securities and Exchange Commission, which reported that Pzena Investment Management, LLC (“Pzena”), an investment advisor, has sole dispositive power as to 1,507,283 shares, has the power to direct the vote of 1,171,126 shares and has no shared voting power over the remaining shares. The amended Schedule 13G was filed prior to the completion of our Rights Offering and therefore does not include shares purchased pursuant to our Rights Offering, if any. The address for Pzena is 120 West 45th Street, 20th Floor, New York, NY 10036.

(9)	Based on information provided pursuant to a Schedule 13G filed on February 17, 2009 with the Securities and Exchange Commission, which reported that Essex Equity Capital Management, LLC (“Essex”), an investment advisor, has sole dispositive power and power to direct the vote of 1,175,641 shares. Essex is the investment advisor, manager, and control person of Essex Equity Strategic Opportunities Fund A, LLC and Essex Equity Strategic Opportunities Fund B, LLC. Essex Equity Joint Investment Vehicle, LLC, the security holder of the securities identified herein, acts and holds such securities as agent for Essex Equity Strategic Opportunities Fund A and Essex Equity Strategic Opportunities Fund B. The Schedule 13G was filed prior to the completion of our Rights Offering and therefore does not include shares purchased pursuant to our Rights Offering, if any. The address for Essex is 95 Morton Street, Ground Floor, New York, NY 10014.

(10)	Based on information provided pursuant to a Schedule 13G filed on January 20, 2009 with the Securities and Exchange Commission, which reported that Corbyn Investment Management, Inc. (“Corbyn”), a group consisting of an investment adviser and an investment company, has sole dispositive power and power to direct the vote of 1,109,972 shares. Of these shares, an investment company, Greenspring Fund, Inc., has sole dispositive power and power to direct the vote of 680,461 shares. Corbyn, as the investment adviser, has sole dispositive power and power to direct the vote of 429,511 shares. The amended Schedule 13G was filed prior to the completion of our Rights Offering and therefore does not include shares purchased pursuant to our Rights Offering, if any. The address for Corbyn is Suite 108, 2330 W. Joppa Road, Lutherville, MD 21093.

(11)	Includes 62,355 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(12)	Does not include 150 Class A common shares purchased in the name of Mr. Reynolds’ children and deposited in custodial accounts for the benefit of the children. Mr. Reynolds disclaims beneficial ownership of all shares held in these custodial accounts, except to the extent of his indirect pecuniary interest in such shares through the management of his children’s custodial accounts.

(13)	Mr. Gersch is a shareholder of Fox Paine International GP, Ltd., which acts through its board of directors. Mr. Gersch disclaims beneficial ownership of all shares held by U.N. Holdings (Cayman), Ltd., U. N.

Holdings (Cayman) II, Ltd. and each of the Co-Investment Funds, except to the extent of his indirect pecuniary interest in such shares.

(14)	Includes 31,806 Class A common shares held by Gray Fox Capital LLC, of which Mr. Kroner is the President and sole member and to whom Mr. Kroner has assigned his right to receive payment for his service as a Director.

(15)	Includes 18,000 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(16)	Includes 5,000 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days. Based on the most recent information available to the Company. The employment of Mr. McDowell terminated effective June 8, 2009.

(17)	Based on the most recent information available to the Company. Messrs. March and Tate are no longer Section 16 Reporting Persons.

(18)	Includes 85,355 Class A common shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

Related Party Transactions

The Audit Committee of our Board of Directors is responsible for reviewing related party transactions and making recommendations with respect to related party transactions to our Board of Directors for its formal approval. If a member of the Audit Committee or our Board of Directors is a party to the transaction, he will not vote on the approval of the transaction.

Generally, the transactions reviewed by the Audit Committee are all transactions with related parties, including those transactions that are required to be disclosed in our proxy statement or in the notes to our audited financial statements. A “related party” includes any executive officer, director, nominee for director or beneficial holder of more than 5% of our Class A common shares, any immediate family member of those persons and any entity that is owned or controlled by any of the foregoing persons or any entity in which such a person is an executive officer.

The Charter of our Audit Committee provides that the Audit Committee shall (a) review and discuss with management all related party transactions that are relevant to an understanding of our financial statements, (b) any of our material financial or non-financial arrangements that do not appear in our financial statements and (c) make recommendations to our Board of Directors with respect to related party transactions. In addition, management prepares a report that is provided to our Board of Directors at each of their meetings, which details each related party transaction that was entered into since the prior meeting and the status of each related party transaction that is currently active.

Our Relationship with Fox Paine & Company

As used herein, unless the context requires otherwise, the term “Fox Paine & Company” refers to Fox Paine & Company, LLC and affiliated investment funds.

Shareholders Agreement

The material terms of the Amended and Restated Shareholders Agreement dated as of December 15, 2003, as further amended by Amendment No. 1 to the Amended and Restated Shareholders Agreement dated as of April 10, 2006, among United National Group, Ltd. (now United America Indemnity, Ltd.), Fox Paine & Company and the Ball family trusts (the “Shareholders Agreement”), are described below.

Board Composition

The Shareholders Agreement provides that our Board of Directors shall be comprised of no fewer than seven directors. Fox Paine & Company has the right to nominate no fewer than five of the members of the Board of Directors. Fox Paine & Company nominated Saul A. Fox, Stephen A. Cozen, Seth J. Gersch,

James R. Kroner and Michael J. Marchio for election as directors at the 2009 Annual General Meeting pursuant to its rights under the Shareholders Agreement.

Termination

Certain material terms of the Shareholders Agreement will terminate when Fox Paine & Company ceases to hold at least 25% of our fully diluted outstanding common shares. All terms of the Shareholders Agreement will terminate upon completion of any transaction that results in Fox Paine & Company and the Ball family trusts owning in the aggregate less than a majority of the voting power of the entity surviving such transaction.

Management Agreement

On September 5, 2003, as part of the acquisition of Wind River Investment Corporation, we entered into a management agreement with Fox Paine & Company and The AMC Group, L.P., an affiliate of the Ball family trusts (the “Management Agreement”). In the Management Agreement, we agreed to pay to Fox Paine & Company an initial management fee of $13.2 million for the year beginning on September 5, 2003, which was paid on September 5, 2003, and thereafter an annual management fee of $1.2 million subject to certain adjustments. We likewise agreed to pay to The AMC Group, L.P. an annual management fee of $0.3 million subject to certain adjustments.

On May 25, 2006, we entered into Amendment No. 1 to the Management Agreement with Fox Paine & Company and Wind River Holdings, L.P., formerly The AMC Group, L.P. (“Amendment No. 1”). Amendment No. 1 terminates the services provided to us by Wind River Holdings. L.P. as of May 25, 2006. In connection with our ongoing operations, we agreed to pay an annual management fee of $1.5 million to Fox Paine & Company. We believe this fee represents fair value for the services rendered to us by Fox Paine & Company. In exchange for the management fee, Fox Paine & Company continues to assist us and our affiliates with strategic planning, budgets and financial projections and assist us and our affiliates in identifying possible strategic acquisitions and in recruiting qualified management personnel. Fox Paine & Company also consults with us and our affiliates on various matters including tax planning, public relations strategies, economic and industry trends and executive compensation.

Fox Paine & Company will continue to provide management services under this agreement until it no longer holds any equity investment in us or we agree with Fox Paine & Company to terminate this management relationship. In connection with the Management Agreement and Amendment No. 1, we continue to indemnify Fox Paine & Company and Wind River Holdings, L.P. against various liabilities that may arise as a result of the management services they will or have provided us. We also continue to reimburse Fox Paine & Company for expenses incurred in providing management services.

In November 2008, management fees of $1.5 million in the aggregate were paid to Fox Paine & Company pursuant to the Management Agreement. The management fees cover the period from September 5, 2008 through September 4, 2009 and will be recognized ratably over that period.

Investment with Fox Paine & Company

We are a limited partner in Fox Paine Capital Fund II, L.P. and Fox Paine Capital Fund II International, L.P., investment funds managed by Fox Paine & Company. The investment pre-dated the September 5, 2003 acquisition of us by Fox Paine & Company. Our interest in these partnerships is valued, as of June 30, 2009, at $4.1 million, and we had a remaining capital commitment to these partnerships of approximately $3.2 million. This valuation is based on the most recent financial information we received from Fox Paine & Company at the time we filed our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.

Other Transactions with Fox Paine & Company

In 2008, 2007, and 2006, we directly reimbursed Fox Paine & Company $0.1 million, $0.3 million, and $0.2 million, respectively, for expenses incurred in providing management services. On October 4, 2006, we paid Fox Paine & Company a fee of $0.5 million for investment banking services provided in connection with the sale of substantially all of the assets of Penn Independent Corporation, an indirect wholly-owned subsidiary of UAI.

In connection with our recent successfully completed Rights Offering, we entered into an agreement with Fox Paine & Company and an investment entity controlled by Fox Paine & Company, pursuant to which such investment entity agreed, subject to certain conditions, to purchase all of the Class A common shares and Class B common shares offered in the Rights Offering and not subscribed for pursuant to the Rights Offering. In such agreement, we agreed to pay Fox Paine & Company an arrangement fee of $2,000,000 and a backstop fee equal to 5% of (i) the aggregate number of shares issuable upon the exercise of the rights distributed to our shareholders multiplied by (ii) the subscription price per share, or $5,007,391, for total payments of $7,007,391. See “Proposal Four: Approval of the Payment of Fees to Fox Paine & Company In Connection With Our Rights Offering.”

Certain Other Relationships and Related Transactions

In 2008, 2007, and 2006, we paid $1.1 million, $1.3 million, and $0.2 million, respectively, to Cozen O’Connor for legal services rendered and during the six months ended June 30, 2009, we paid $0.1 million for such services. Stephen A. Cozen, the chairman of Cozen O’Connor, is a member of our Board of Directors.

In 2008 and 2007, we paid $0.2 million and $0.9 million, respectively, in premium to Validus Reinsurance, Ltd. (“Validus”). Validus was a participant on UAI’s $100.0 million in excess of $10.0 million property catastrophe treaty that was entered into on June 1, 2007. Validus also was a participant on UAI’s $70.0 million in excess of $5.0 million property catastrophe treaty that was entered into on June 1, 2006. No losses were ceded by the Company under these treaties. Validus is also a participant in a quota share retrocession agreement with Wind River. We estimated that the following written premium and losses have been assumed by Validus from Wind River:

	Six Months	Year Ended	Year Ended
	Ended June 30,	December 31,	December 31,
	2009	2008	2007
	(Dollars in thousands)

Ceded Written Premium	$2,748	$10,634	$10,762
Ceded Losses	$972	$6,182	$1,893

Edward J. Noonan, the chairman and chief executive officer of Validus, was a member of the UAI’s Board of Directors until June 1, 2007, when he resigned. Although Validus is no longer a related party as a result of Mr. Noonan’s resignation, the current quota share retrocession agreement with Wind River Reinsurance was put in place during the period when Validus was a related party.

In connection with our recent successfully completed Rights Offering, we entered into an agreement with Citigroup Global Markets Inc. (“Citi”) wherein Citi agreed to be our exclusive capital markets structuring adviser to provide advisory and investment banking services and we agreed to pay $1.0 million in connection with these services. Chad A. Leat, the managing director and chairman of Citi’s Global Alternative Asset Group, is a member of the Company’s Board of Directors and Audit Committee.

Audit Committee Report

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2008.

The Audit Committee operates under a charter adopted by our Board of Directors on December 15, 2003 and amended on April 24, 2007. A copy of our Audit Committee Charter is available on our website at www.uai.ky.

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2008.

The Audit Committee discussed with PricewaterhouseCoopers LLP, our independent auditor, the matters required to be discussed by Statement on Auditing Standard No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standard No. 90 (Audit Committee Communications), which include, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from United America Indemnity, Ltd. and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from United America Indemnity, Ltd.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our financial statements to United States generally accepted accounting principles.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee

Chad A. Leat, Chairman
James R. Kroner
Michael J. Marchio
Robert S. Fleischer

Incorporation by Reference

The information contained in this Proxy Statement under the headings “Compensation Committee Report,” and “Audit Committee Report” is not “soliciting material,” nor is it “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in a filing.

Shareholder Proposals

Under the rules and regulations promulgated by the Securities and Exchange Commission, certain shareholder proposals may be included in our proxy statement. Any shareholder desiring to have such a proposal included in our proxy statement for the annual general meeting to be held in 2010 must deliver a proposal that complies with Rule 14a-8 under the Exchange Act to our Chief Executive Officer c/o United America Indemnity, Ltd., on or before December 26, 2009.

Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must be received by our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands on or before March 11, 2010, or it will be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based on our review of the copies of the reports that we have received, and written representations received from certain reporting persons with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made by the reporting persons for 2008 were made on a timely basis except for the following: David J. Myers was late in making one Form 4 filing to report the payment of tax liability through the withholding of shares for a tranche of restricted shares that vested and J. Scott Reynolds was late in making one Form 4 filing to report the payment of tax liability through the withholding of restricted shares for a tranche of shares that vested.

Other Matters

Our management knows of no matters to be presented at the Annual General Meeting other than those set forth above and customary procedural matters. If any other matters should properly come before the meeting, however, the enclosed proxy confers discretionary authority with respect to these matters.

Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you send a written request to our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or request copies by calling (345) 949-0100. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

* * *

Upon request, we will furnish to record and beneficial owners of our Class A and Class B common shares, free of charge, a copy of our annual report on Form 10-K (including financial statements and schedules but without exhibits) for the fiscal year ended December 31, 2008. Copies of the exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to our Chief Executive Officer c/o United America Indemnity, Inc., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or e-mailed to info@uai.ky.

September 22, 2009

PROXY
UNITED AMERICA INDEMNITY, LTD.
This Proxy is solicited on behalf of the Board of Directors.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.
     The undersigned, revoking all prior proxies, hereby appoints J. Nicole Pryor and Thomas M. McGeehan as the undersigned’s proxy with full power of substitution, to vote all the Class A common shares and Class B common shares, unless otherwise indicated below, held of record by the undersigned, at the close of business on September 22, 2009, at the Annual General Meeting of Shareholders to be held on October 27, 2009, at 9:00 a.m., local time, at Purvis House, Victoria Place, 29 Victoria Street, Hamilton, Bermuda, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:
SEE REVERSE SIDE

*DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL*
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 4 AND “FOR” BOTH OF THE ITEMS INCLUDED IN PROPOSAL 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 4 AND “FOR” BOTH OF THE ITEMS INCLUDED IN PROPOSAL 3.
1.	Election of directors of United America Indemnity, Ltd.:

Nominees:

	FOR	AGAINST	ABSTAIN
Saul A. Fox	☐	☐	☐
Larry A. Frakes	☐	☐	☐
Stephen A. Cozen	☐	☐	☐
James R. Kroner	☐	☐	☐
Michael J. Marchio	☐	☐	☐
Seth J. Gersch	☐	☐	☐
Chad A. Leat	☐	☐	☐
2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009 and to authorize the Company’s Board of Directors, acting through its Audit Committee, to set the fees for PricewaterhouseCoopers LLP.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Wind River Reinsurance Company, Ltd.
A.	Election of directors of Wind River Reinsurance Company, Ltd.

Nominees:	FOR all nominees	☐	WITHHOLD AUTHORITY	☐
for all nominees
Alan Bossin
Larry A. Frakes
Troy W. Santora
Janita Burke (Alternate Director)
☐   For all except vote withheld from the following nominee(s):

B.	To ratify appointment of PricewaterhouseCoopers, Hamilton, Bermuda, as the independent auditor of Wind River Reinsurance Company, Ltd. for 2009.

FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Approval of payment of an arrangement fee and backstop fee to Fox Paine & Company, LLC in connection with the Company’s recently successfully completed rights offering.

FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
The signature on this proxy should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title. Please sign, date and return this proxy in the enclosed postage paid envelope.
Unless otherwise indicated, this proxy represents all Class A and Class B common shares held by the undersigned. If this proxy is intended to represent less than all of the Class A and Class B common shares held by the undersigned, indicate the number this proxy represents:
Class A common shares
Class B common shares

SIGNATURE(S)	DATE

* FOLD AND DETACH HERE *